RECEIVABLES PURCHASE AGREEMENT

dated as of March 15, 2006

among

GEHL FUNDING II, LLC,
as Seller,

GEHL COMPANY,
as Servicer,

PARK AVENUE RECEIVABLES COMPANY, LLC,
as Company,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO
as Financial Institutions,

and

JPMORGAN CHASE BANK, N.A.,
as Agent

i

ii

Exhibits and Schedules

Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Principal Places of Business of Seller and the Servicer; Location(s) of Records; Federal
Employer Identification Number(s)
Exhibit IV	Name of Collection Account Bank; Collection Account
Name of Lockbox Account Bank; Lockbox Account; Lockbox
Exhibit V	Form of Compliance Certificate
Exhibit VI	Forms of Dealer Agreements
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX-A	Form of Monthly Report
Exhibit IX-B	Form of Weekly Report
Exhibit X	Form of Reduction Notice
Exhibit XI	Forms of Contracts
Schedule A	List of Financial Institutions
Schedule B	List of Closing Documents
Schedule C	Financial Tests
Schedule D	Schedule of Receivables

iii

GEHL FUNDING II, LLC
RECEIVABLES PURCHASE AGREEMENT

        This Receivables Purchase Agreement dated as of March 15, 2006 is among GEHL FUNDING II, LLC, a Delaware limited liability company, as Seller (“Seller”), GEHL COMPANY (“Gehl”), a Wisconsin corporation, as initial Servicer (together with its permitted successors, the “Servicer”), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), PARK AVENUE RECEIVABLES COMPANY, LLC (“Company” and together with the Financial Institutions, the “Purchasers”) and JPMORGAN CHASE BANK, N.A., as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

        Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time. Company may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

        In the event that Company declines to make any purchase, the Financial Institutions shall, purchase Purchaser Interests from time to time as provided herein.

        JPMorgan Chase Bank, N.A. has been requested and is willing to act as Agent on behalf of Company and the Financial Institutions in accordance with the terms hereof.

ARTICLE I
PURCHASE ARRANGEMENTS

        Section 1.1 Purchase Facility.

        (a)     Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Company may, at its option, instruct the Agent to purchase on behalf of Company, or if Company shall decline to purchase, the Financial Institutions shall purchase Purchaser Interests from time to time in an aggregate amount not to exceed the Purchase Limit during the period from the date hereof to but not including the Facility Termination Date.

        (b)     Seller may, upon at least ten (10) Business Days’ notice to the Agent, terminate in whole or reduce in part, ratably among the Commitments of the Financial Institutions, the unused portion of the Purchase Limit; provided, that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

1

        Section 1.2 Increases.

        Seller shall provide the Agent with at least two Business Days’ prior notice substantially in the form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”). Each Incremental Purchase shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall be equal to $2,000,000 or an integral multiple of $100,000 in excess thereof) and date of purchase and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Seller may request no more than ten (10) Incremental Purchases during any Accrual Period. Following receipt of a Purchase Notice, the Agent will determine whether Company agrees to make the proposed Incremental Purchase. If Company declines to make a proposed Incremental Purchase, subject to the terms and conditions hereof, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Company or the Financial Institutions, as applicable, shall initiate a wire transfer to an account designated by Seller of immediately available funds, no later than 12:00 noon (Chicago time), in an amount equal to (i) in the case of Company, the aggregate Purchase Price of the Purchaser Interests Company is then purchasing or (ii) in the case of any Financial Institution, such Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

        Section 1.3 Decreases. Seller shall provide the Agent with two Business Days’ prior notice in substantially the form set forth as Exhibit X hereto (a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of the Purchasers in accordance with the amount of Capital owing to the Purchasers (the “Aggregate Reduction”). Only one (1) Reduction Notice shall be outstanding at any time. On a Proposed Reduction Date, an amount equal to the lesser of (i) the amount specified as the Aggregate Reduction in the related Reduction Notice and (ii) an amount equal to (A) the amount then available in the Collection Account minus (B) all amounts retained or to be retained therein through the next Settlement Date (Fees) pursuant to Section 2.2(b) first, shall be distributed by the Servicer from the Collection Account to the Agent Account in accordance with this Agreement for the benefit of the Purchasers ratably in accordance with the respective Purchaser Interests. No Aggregate Reduction will be made following the occurrence of the Amortization Date, except as specified in Section 2.3 and Section 2.4, without the consent of the Agent.

        Section 1.4 Payment Requirements. Except as specified in the second sentence of this Section 1.4, all amounts to be paid or deposited by Seller or Servicer pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. All amounts required to be deposited into the Lockbox Account or the Collection Account pursuant to any provision of this Agreement shall be deposited therein in accordance with the terms hereof no later than 5:00 p.m. (Chicago time) on the day when due in immediately available funds, and if not deposited therein before 5:00 p.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent Account until the Seller is otherwise notified by the Agent. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

ARTICLE II
PAYMENTS AND COLLECTIONS

        Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent Account, when due, for the account of the relevant Persons, (i) such fees as are set forth in the Fee Letter, (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X and audit expenses contemplated under Section 7.1(d), (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the “Obligations”). If Seller fails to pay any of the Obligations when due, Seller agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Deemed Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers, the Agent and the Hedge Provider.

        Section 2.2 Collections Prior to Amortization.

        (a)     General. Prior to the Amortization Date, and provided that no Provisional Amortization Period shall then be in effect, any Collections received by the Servicer shall be promptly, but in any event within one Business Day (or in the case of mechanical or software issues that are beyond the control of the Servicer, within two Business Days) after receipt thereof, deposited in the Lockbox Account or the Collection Account, as applicable, and shall be held in trust prior to such deposit for the payment of any accrued and unpaid Aggregate Unpaids, for a reduction in Capital or for a Reinvestment in accordance with the terms of this Section 2.2.

        (b)     Settlement Dates (Capital). On each Settlement Date (Capital), from the amounts then available in the Collection Account, the Servicer shall set aside:

first, an amount equal to the Minimum Incremental Reserve Amount as of such Settlement Date (Capital) which Minimum Incremental Reserve Amount for such Settlement Date (Capital) (together with any other Minimum Incremental Reserve Amounts previously set aside in the Collection Account and not yet distributed to reduce amounts owing hereunder or under the Fee Letter in accordance with the terms hereof) shall be retained in the Collection Account to reduce any outstanding Obligations until the next Settlement Date (Fees) or any earlier date on which any outstanding Obligations are required to be paid in accordance with the terms of this Agreement or the Fee Letter, second, an amount equal to the Termination Percentage (defined in (d) below) of the Collections received by the Servicer during the immediately preceding Accrual Period evidenced by the Purchaser Interests of each Terminating Financial Institution, which amount shall be distributed on such Settlement Date (Capital) to the Agent for the benefit of such Terminating Financial Institutions for application to a reduction in the Capital of such Purchaser Interests ratably in accordance with to their respective Termination Percentage, third, an amount equal to any Obligation then due in accordance with Section 2.6, which amount shall be then distributed on such Settlement Date (Capital) to the Agent for the benefit of the Purchasers (other than the Non-Renewing Financial Institutions) for application to a reduction in the Capital of the Purchaser Interests then held by such Purchasers, ratably in accordance with their respective Purchaser Interests, fourth, with respect to the balance, Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, on such Settlement Date (Capital), a reinvestment (each a “Reinvestment”) therewith to the extent and such that after giving effect to such Reinvestment (but before giving effect to any Incremental Purchase made on such Settlement Date (Capital) and subject to Sections 1.3 and 2.6 hereof), the amount of Capital of the Purchaser Interests of such Purchasers shall be equal to the amount of Capital immediately prior to such Reinvestment, and such amount so reinvested shall be distributed to Seller, and fifth, an amount equal to the balance, if any, which amount shall be distributed to Seller.

        (c)    Settlement Dates (Fees). On each Settlement Date (Fees), the Servicer shall distribute to the Persons described below, from the amounts set aside as of the immediately preceding Settlement Date (Capital) or from amounts otherwise then available in the Collection Account, the applicable amounts described below to the extent not previously paid in accordance with Section 2.1 or in accordance with the Hedge Agreement:

first, to the Hedge Provider in respect of accrued and unpaid Hedge Provider Scheduled Payments (after giving effect to any netting provisions of the Hedge Agreement),

second, to the Agent for application to all accrued and unpaid CP Costs, Yield, Default Fees, amounts payable under the Fee Letter, amounts required to be paid pursuant to Section 2.6 and Broken Funding Costs, third, to the Servicer, for application to all accrued and unpaid Servicing Fees;

fourth, to the Hedge Provider, for application to any Hedge Breakage Costs, if any, due and payable to the Hedge Provider pursuant to the Hedge Agreement, and fifth, to the Agent and Hedge Provider, for application to the payment of all other outstanding Obligations (but not including, for the avoidance of doubt, Capital) and Hedge Indemnities.

        (d)    Terminating Financial Institutions. Each Terminating Financial Institution shall be allocated a ratable portion of Collections pursuant to clause second of Section 2.2(b) above from the date of the termination of its Commitment hereunder (the “Termination Date”) until such Terminating Financing Institution’s Capital shall be reduced to zero. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, dividedby (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Purchasers in accordance with Section 2.3 and 2.4.

        Section 2.3 Collections During Amortization.

        (a)    General. From and after the Amortization Date, and during any Provisional Amortization Period, any Collections received by the Seller or the Servicer shall be promptly, but in any event within one Business Day (or in the case of mechanical or software issues that are beyond the control of the Seller or the Servicer, within two Business Days) after receipt thereof, deposited in the Lockbox Account, or in the case of remittances containing only Collections, in the Collection Account, and shall be held in trust prior to such deposit for the payment of any accrued and unpaid Aggregate Unpaids or for a reduction in Capital in accordance with the terms of this Section 2.3 and Section 2.4. On the first Business Day immediately following the last day of a Provisional Amortization Period, unless the Amortization Date shall have occurred, Collections then held in accordance with this Section 2.3 and that have not been applied to the Aggregate Unpaids prior to such date shall be made available for Reinvestment in accordance with Section 2.2.

        (b)    Distributions. From and after the Amortization Date, and during any Provisional Amortization Period, until the Aggregate Unpaids shall have been indefeasibly reduced to zero, all Collections deposited in the Collection Account, and any additional amounts remitted to the Collection Account for the payment of any accrued and unpaid Obligations, shall be released from the Collection Account solely on the instructions of the Agent. The Servicer shall, at any time upon the instructions from time to time by (or pursuant to standing instructions from) the Agent remit to the Agent Account or to such other account as the Agent may direct all of the amounts (or any specified portion thereof) then held in the Collection for application in accordance with Section 2.4 to a reduction of the Capital associated with each such Purchaser Interest, any other Aggregate Unpaids and amounts due under the Hedge Agreement (unless, in the case of any Provisional Amortization Period, the application hereunder would result in Seller being liable for Broken Funding Costs or Hedge Breakage Costs).

        Section 2.4 Application of Collections During Amortization. From and after the Amortization Date, on the instructions of the Agent, the Servicer shall distribute funds on deposit in the Collection Account in the following amounts in the following order, to the extent of such available funds:

first, to the payment of all Hedge Provider Scheduled Payments, if any, due to the Hedge Provider pursuant to the Hedge Agreement on such date (after giving effect to any netting provisions of the Hedge Agreement);

second, to the reimbursement of the Agent’s and the Purchasers’ costs of collection and enforcement of this Agreement and the other Transaction Documents;

third, to the payment of all accrued and unpaid Yield, CP Costs, Broken Funding Costs, fees payable pursuant to the Fee Letter and Default Fees;

fourth, unless a Servicer Event of Termination has occurred and is continuing, to the payment of all accrued and unpaid Servicing Fees;

fifth, (to the extent applicable) to the ratable reduction of the Aggregate Capital of all of the Purchasers (without regard to any Termination Percentage);

sixth, to the payment of the Hedge Breakage Costs, if any, due and payable to the Hedge Provider pursuant to the Hedge Agreement on such date;

seventh, for the ratable payment of all other unpaid Aggregate Unpaids’ and eighth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

        Collections applied to the payment of Aggregate Unpaids and the Servicing Fee shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent, the Hedge Provider, the Purchasers and the Servicer, as applicable, in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

        Section 2.5 Payment Recision. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recision, return or refund) the full amount thereof, plus the Default Fee from the date of any such recision, return or refunding.

        Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed 100% in the aggregate. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated among the Purchasers by the Agent), such that after giving effect to such payment the Purchaser Interests of all of the Purchasers equals or is less than 100% in the aggregate.

        Section 2.7 Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing two Business Days’ written notice to the Agent), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the Purchase Limit as of the date hereof, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

ARTICLE III
COMPANY FUNDING

        Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Company for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded by Company substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Company and funded substantially with Pooled Commercial Paper.

        Section 3.2 CP Costs Payments. On each Settlement Date (Fees), Seller shall pay to the Agent (for the benefit of Company) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Company for the immediately preceding Accrual Period in accordance with Article II.

        Section 3.3 Calculation of CP Costs. On the third Business Day of each calendar month, Company shall calculate the aggregate amount of CP Costs for the applicable Accrual Period ending on the last day of the immediately preceding calendar month and shall notify Seller of such aggregate amount.

ARTICLE IV
FINANCIAL INSTITUTION FUNDING

        Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to any Funding Source pursuant to a Liquidity Agreement shall be the Prime Rate with a Tranche Period commencing on the date of such assignment.

        Section 4.2 Yield Payments. On the last day of each Tranche Period or, if the Agent elects, on each Settlement Date (Fees) for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest then ended (or most recently ended, as applicable) in accordance with Article II.

        Section 4.3 Selection and Continuation of Tranche Periods.

        (a)     With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions; provided, that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on each Settlement Date (Fees).

        (b)     Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends; provided, that, in no event may a Purchaser Interest of Company be combined with a Purchaser Interest of the Financial Institutions.

        Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time) (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Subject to the terms and conditions hereof, the election of Seller under this Section 4.4 may be by a standing instruction. Unless and until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to any Funding Source pursuant to any Liquidity Agreement shall be the Prime Rate.

        Section 4.5 Suspension of the LIBO Rate. If any Financial Institution or Funding Source notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests (or, in the case of a Funding Source, the purchase thereof under the applicable Liquidity Agreement) of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

        Section 5.1 Representations and Warranties of Seller. Seller hereby represents and warrants to the Agent and the Purchasers as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

        (a)    Corporate Existence and Power. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is organized solely under the law of the State of Delaware. Seller is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

        (b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and Seller’s use of the proceeds of purchases made hereunder, are within its limited liability company powers and authority and have been duly authorized by all necessary limited liability company action on its part. This Agreement and each other Transaction Document to which Seller is a party have been duly executed and delivered by Seller.

        (c)    No Conflict. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of formation or operating agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller (except as created hereunder and under the other Transaction Documents); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (d)    Governmental Authorization. Other than the filing of the financing statements contemplated hereunder and under the Sale Agreements, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

        (e)    Actions, Suits. There are no actions, suits or proceedings pending, or to the best of Seller’s knowledge, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body. Seller is not in default with respect to any order of any court, arbitrator or governmental body.

        (f)    Binding Effect. This Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (g)    Accuracy of Information. All information heretofore furnished by Seller or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

        (h)    Places of Business and Locations of Records. The principal places of business and chief executive office of Seller and the offices where it keeps all of its Records are located at the address listed on Exhibit III.

        (i)    Collections. The requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The name and address of the Collection Account Bank, together with the account number of the Collection Account, are listed on Exhibit IV. The name and address of the Lockbox Account Bank, together with the account number of the Lockbox Account and the post office box number of the related Lockbox, are listed on Exhibit IV. Seller has not granted any Person, other than (i) the Agent (in the case of the Collection Account) as contemplated by this Agreement and (ii) the Collateral Agent (in the case of the Lockbox and the Lockbox Account) as contemplated by the Intercreditor Agreement, control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox, the Lockbox Account or the Collection Account, or the right to take control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox, the Lockbox Account or the Collection Account at a future time or upon the occurrence of a future event. The Intercreditor Agreement remains in full force and effect.

        (j)    Material Adverse Effect. Seller represents and warrants that since its formation, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of Seller or (ii) the ability of Seller to perform its obligations under the Transaction Documents. Since February 2, 2006, no event has occurred that would have a material adverse effect on the collectibility of the Pool Receivables generally or any material portion of the Pool Receivables.

        (k)    Compliance with Law. Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Pool Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

        (l)    Compliance with Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii) and which, if applicable, has been approved by the Agent.

        (m)    Eligible Receivables. Each Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable was an Eligible Receivable on the date of its purchase under the Receivables Purchase and Sale Agreement or the Receivables Sale and Assignment Agreement.

        (n)    Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

        (o)    Good Title. Immediately prior to each Incremental Purchase and Reinvestment hereunder, Seller shall be the legal and beneficial owner of the Pool Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Pool Receivable, its Collections and the Related Security.

        (p)    Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the Hedge Provider and the relevant Purchaser or Purchasers (and the Agent for the benefit of the Hedge Provider and such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership interest or a valid and perfected first priority security interest in each Pool Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers and the Hedge Provider) ownership or security interest in the Pool Receivables, the Related Security and the Collections.

        (q)    Names. Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

        (r)    Payments to Transferor, Existing Owner and other Assignors. With respect to each Receivable transferred (i) to Seller under the Receivables Purchase and Sale Agreement, Seller has given reasonably equivalent value to Transferor in consideration therefor, (ii) to Seller under the Receivables Sale and Assignment Agreement, (A) Seller has given reasonably equivalent value to the Existing Owner in consideration therefor and (B) the Existing Owner has given the previous owner of each Receivable transferred to Seller pursuant to the Receivables Sale and Assignment Agreement reasonably equivalent value therefor and (iii) to Transferor under the Receivables Sale Agreement, Transferor has given reasonably equivalent value to the Originator in consideration therefor and, in each case, such transfer was not made for or on account of an antecedent debt. No transfer by Originator, Transferor or the Existing Owner of any Receivable under any Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

        (s)    Ownership of Seller and Transferor. Gehl, directly or indirectly, owns 100% of the membership interests in Seller and Transferor, free and clear of any Adverse Claim. Such membership interests is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller or Transferor.

        (t)    Not an Investment Company. None of the Existing Owner, the Transferor or the Seller is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

        (u)    Net Receivables Balance. Seller has determined that, immediately after giving effect to each Incremental Purchase and Reinvestment hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Enhancement Amount.

        (v)    Federal Employee Identification Number. Seller’s Federal Employer Identification Number is correctly set forth on Exhibit III.

        (w)    Enforceability of Contracts. Each Contract with respect to each Pool Receivable is effective to create, and has created, (i) a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Pool Receivable created thereunder and any Finance Charges related thereto and (ii) a legal, valid and enforceable first-priority perfected security interest in the Financed Equipment related thereto, in each case, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (x)    No Adverse Selection. No selection procedures adverse to Seller, Transferor, the Agent or the Purchasers, as applicable, or any of their respective assigns have been employed in selecting the Receivables transferred pursuant to the Sale Agreements.

        (y)    No Breach. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate the terms of the Credit Agreement (including, without limitation, the terms of Section 8.7 thereof). The transactions contemplated by this Agreement and each of the other Transaction Documents constitute a “Qualified Securitization Transaction.”

        Section 5.2 Representations and Warranties of the Servicer. Servicer hereby represents and warrants to the Agent and the Purchasers as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

        (a)    Corporate Existence and Power. Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Servicer is organized solely under the laws of the State of Wisconsin. Servicer is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to qualify to do business or obtain such corporate power and all governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

        (b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Servicer is a party has been duly executed and delivered by Servicer.

        (c)    No Conflict. The execution and delivery by Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any indenture, credit agreement or financing agreement or any other material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Servicer or its Subsidiaries (except as contemplated under the Transaction Documents); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (d)    Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Servicer of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

        (e)    Actions, Suits. There are no actions, suits or proceedings pending, or to the best of Servicer’s knowledge, threatened, against or affecting Servicer, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Servicer is not in default with respect to any order of any court, arbitrator or governmental body.

        (f)    Binding Effect. This Agreement and each other Transaction Document to which Servicer is a party constitute the legal, valid and binding obligations of Servicer enforceable against Servicer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (g)    Accuracy of Information. All information heretofore furnished by Servicer or any of its Subsidiaries to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Servicer or any of its Subsidiaries to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

        (h)    Places of Business and Locations of Records. The principal places of business and chief executive office of Servicer and the offices where it keeps all of its Records are located at the address listed on Exhibit III.

        (i)    Collections. The requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The name and address of the Collection Account Bank, together with the account number of the Collection Account, are listed on Exhibit IV. The name and address of the Lockbox Account Bank, together with the account number of the Lockbox Account and the post office box number of the related Lockbox, are listed on Exhibit IV. Servicer has not granted any Person, other than the Collateral Agent (in the case of the Lockbox and the Lockbox Account) as contemplated by the Intercreditor Agreement, control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox, the Lockbox Account or the Collection Account, or the right to take control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox, the Lockbox Account or the Collection Account at a future time or upon the occurrence of a future event. The Intercreditor Agreement remains in full force and effect.

        (j)    Material Adverse Effect. Since December 31, 2004 or as disclosed in Securities and Exchange Commission filings made prior to the date hereof, no event has occurred that would have a material adverse effect on the financial condition or operations of the Servicer or any of its Subsidiaries or the ability of the Servicer to perform its obligations under this Agreement.

        (k)    Compliance with Law. Servicer has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except, where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

        (l)    Compliance with Credit and Collection Policy. Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii) and which, if applicable, has been approved by the Agent.

        (m)    Eligible Receivables. Each Pool Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable was an Eligible Receivable on the date of its purchase under the Receivables Purchase and Sale Agreement or the Receivables Sale and Assignment Agreement.

        (n)    No Breach. The execution and delivery by Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate the terms of the Credit Agreement (including, without limitation, the terms of Section 8.7 thereof). The transactions contemplated by this Agreement and each of the other Transaction Documents constitute a “Qualified Securitization Transaction.”

        Section 5.3 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and Company that:

        (a)    Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate or banking association power to perform its obligations hereunder.

        (b)    No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate or banking association powers, have been duly authorized by all necessary corporate or banking association action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws (or equivalent thereof), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

        (c)    Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

        (d)    Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI
CONDITIONS OF PURCHASES

        Section 6.1
Conditions Precedent to Initial Incremental Purchase.

        (a)     The effectiveness of this Agreement is subject to the conditions precedent that (i) the Agent shall have received those documents listed on Schedule B (excluding the opinion letters described on Schedule B) and (ii) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

        (b)     The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the effectiveness of this Agreement set forth in paragraph (a) above shall have been satisfied and (ii) the Agent shall have received each of the opinion letters listed on Schedule B hereto in form and substance reasonably acceptable to the Agent and its counsel.

        Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each Incremental Purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Incremental Purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent on or prior to the date of such Incremental Purchase, in form and substance reasonably satisfactory to the Agent, all Monthly Reports and Weekly Reports then due under Section 8.5 and (ii) upon the Agent’s request, the Servicer shall have delivered to the Agent at least two (2) days prior to such Incremental Purchase or Reinvestment an updated Schedule of Receivables and an interim Weekly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements (other than those set forth in (iv) below) are then true):

        (i)     the representations and warranties set forth in Sections 5.1 and 5.2 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

        (ii)     no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event;

        (iii)     the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%;

        (iv)     if such Incremental Purchase or Reinvestment is funded by the Company, the Company shall be party to unexpired Liquidity Agreements with an aggregate commitment limit by the Funding Sources party thereto equal to at least 102% of the Purchase Limit;

        (v)     unless otherwise consented to in writing by the Agent, the Hedge Agreement shall then be in effect; and

        (vi)     no material adverse change shall have occurred since the date of this Agreement in the collectibility of the Pool Receivables taken as a whole or in the financial condition or operations of the Originator, the Provider, the Transferor, any Gehl Entity or Seller; provided, the dissolution of the Existing Owner or Gehl Receivables LLC at any time after the date occurring one year and one day after the date of the transfer of Receivables by the Existing Owner to the Seller pursuant to the Receivables Sale and Assignment Agreement shall not be an adverse change or a material adverse change hereunder.

It is expressly understood that each Reinvestment and the related transfer of an interest in the affected Receivables shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each Settlement Date (Capital) without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related Reinvestment and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment. Upon the Agent’s receipt of any such payment and solely to the extent of such payment, the Purchasers’ interest in the affected Receivables shall be released automatically without requirement that any further action be taken on the part of any Person.

ARTICLE VII
COVENANTS

        Section 7.1 Affirmative Covenants of Seller and the Servicer. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each of Seller and the Servicer severally, and not jointly, hereby covenants, as to itself, as set forth below:

        (a)    Financial Reporting. Each of Seller and Servicer will maintain, for itself and each of its consolidated Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

            (i)    Annual Reporting. As soon as available, and in any event within 90 days after the last day of each fiscal year of the such Person, a copy of the consolidated balance sheet of such Person and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of such Person and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by, in the case of the financial statements of the Servicer, an unqualified opinion of PricewaterhouseCoopers LLP or another firm of independent public accountants of recognized national standing, selected by the Servicer and reasonably satisfactory to the Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Servicer and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

            (ii)    Quarterly Reporting. As soon as available, and in any event within 45 days after the last day of each fiscal quarter of such Person (other than the last fiscal quarter of each fiscal year), a copy of the consolidated balance sheet of such Person and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of such Person and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by such Person in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of such Person acceptable to the Agent.

            (iii)    Compliance Certificates. (A) at the time of delivery of any financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by an Authorized Officer of the Person delivering such financial statements and dated the date of such annual financial statement or such quarterly financial statement, as the case may be and (B) at the time of delivery of any compliance certificates required to be delivered under the Credit Agreement, a copy of such compliance certificate.

            (iv)    Copies of Notices. Promptly upon its receipt of any written notice, request for consent, financial statements, certification, report or other similar communication under or in connection with any Transaction Document from any Person other than the Agent or any Purchaser, copies of the same.

            (v)    Change in Credit and Collection Policy. At least twenty (20) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment could reasonably be expected to adversely affect the collectibility of the Pool Receivables, requesting the Agent’s consent thereto.

            (vi)    Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Pool Receivables or Related Security or the condition or operations, financial or otherwise, of Seller or Servicer as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by the Transaction Documents.

        (b)    Notices. Seller and the Servicer will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

            (i)    Amortization Events or Potential Amortization Events. The occurrence of any Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Person.

            (ii)    Judgment and Proceedings.

            (A)     The entry of any judgment or decree against the Provider, Servicer, the Originator or any of their respective Subsidiaries not satisfied or dismissed if the aggregate amount of all judgments and decrees then outstanding against Provider, the Originator, Servicer and their Subsidiaries exceeds $1,000,000, or

            (B)     The entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller, Transferor or the Existing Owner.

            (iii)    Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

            (iv)    Termination Events / Termination Date. The occurrence of any “Termination Event” or “Termination Date” under and as defined the Receivables Sale Agreement or the Receivables Purchase and Sale Agreement.

            (v)    Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which the Servicer is a debtor or an obligor, including, without limitation, the occurrence of any “Event of Default” or “Default” under the Credit Agreement.

        (c)    Compliance with Laws and Preservation of Corporate Existence. Each of Seller and the Servicer will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; except, in the case of the Servicer, where such non-compliance could not reasonably be expected to have a Material Adverse Effect. Each of Seller and the Servicer will preserve and maintain its corporate or company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or company in each jurisdiction where its business is conducted, except, in the case of the Servicer, where failure to do so could not reasonably be expected to have a Material Adverse Effect.

        (d)    Audits. Each of Seller and the Servicer will furnish to the Agent from time to time such information with respect to it and the Pool Receivables as the Agent may reasonably request. Each of Seller and the Servicer will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole reasonable cost of Seller or the Servicer permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, including, without limitation, the original Contract for each Pool Receivable, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Pool Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters; provided, that, unless either (i) an Amortization Event shall have occurred and be continuing at the time any such audit is requested by the Agent, or (ii) the audits previously conducted at the expense of the Seller and the Servicer during such calendar year have not produced audit results reasonably satisfactory to the Agent, neither Seller nor Servicer shall be required to reimburse the Agent or any of the Purchasers for the costs or expenses in respect of more than one audit during any calendar year.

        (e)     Keeping and Marking of Records and Books.

            (i)     The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate the Contracts and the other records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the immediate identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

            (ii)     Each of Seller and the Servicer will (A) on or prior to the date hereof, mark its master data processing records related to the Pool Receivables, file cabinets containing the Receivable Files with respect to the Pool Receivables, file folders for the Receivable Files with respect to the Pool Receivables and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests, (B) upon the request of the Agent after the occurrence of an Amortization Event, mark each original Contract with a legend describing the Purchaser Interests and (C) upon the request of the Agent after the occurrence of an Amortization Event, deliver to the Agent originals of all Contracts relating to the Pool Receivables.

        (f)    Compliance with Contracts and Credit and Collection Policy. Each of Seller and Servicer will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts to the extent that such provisions, covenants and other promises are related to the Pool Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

        (g)    Performance and Enforcement of Transaction Documents. Seller will perform its obligations and undertakings under and pursuant to the Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement and the Performance Undertaking, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement and the Performance Undertaking. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement and the Performance Undertaking as the Agent may from time to time reasonably request, including, without limitation, (i) making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement and the Performance Undertaking and (ii) causing Transferor to enforce Transferor’s rights and interests under the Receivables Sale Agreement against the Originator. Without limiting the generality of Section 7.1(a)(iv), Seller will promptly deliver to the Agent a copy of all notices, certificates or other information delivered to Seller pursuant to or in connection with the Receivables Purchase and Sale Agreement, the Performance Undertaking and the Receivables Sale and Assignment Agreement (including, without any limitation, any notices, certificates or other information delivered to Seller as the assignee of Transferor under the Receivables Sale Agreement).

        (h)    Ownership. Seller will take all necessary action to (i) vest legal and equitable title to the Pool Receivables, the Related Security and the Collections purchased under the Receivables Purchase and Sale Agreement and the Receivables Sale and Assignment Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent, the Purchasers and the Hedge Provider (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Pool Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers and the Hedge Provider, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Pool Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Purchasers and the Hedge Provider) interest in such Pool Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers and the Hedge Provider as the Agent may reasonably request). Servicer, on behalf of Seller, shall prepare and file any and all such financing statements (including financing statements naming Originator, Existing Owner or Transferor as debtor/seller) or other similar instruments or documents required under this Section 7.1(h).

        (i)    Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Seller’s identity as a legal entity that is separate from each other Gehl Entity. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each other Gehl Entity and any Affiliates thereof and not just a division of any other Gehl Entity or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

            (A)     conduct its own business in its own name and require that all full time employees of Seller, if any, identify themselves as such and not as employees of any other Gehl Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);

            (B)     compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any other Gehl Entity or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such other Gehl Entity or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and such other Gehl Entity or such Affiliate, as applicable;

            (C)     not hire any employees other than Officers in accordance with Section 4.03 of its operating agreement;

            (D)     clearly identify its offices (by signage or otherwise) as its offices and, if any such office is located in the offices of any other Gehl Entity or any Affiliate thereof, Seller shall lease such office at a fair market rent;

            (E)     use separate stationery, invoices and checks in its own name (in each case, to the extent that it has any);

            (F)     conduct all transactions with the other Gehl Entities and their Affiliates (including, without limitation, any delegation of its obligations hereunder as servicer pursuant to Article VIII) strictly on an arm’s length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller or any other Gehl Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of the services provided;

            (G)     not hold out its credit or assets as being available to satisfy the obligations of others;

            (H)     at all times have at least one member of which is an Independent Member;

            (I)     have a board of managers separate from that of the member;

            (J)     cause its board of managers to meet or act pursuant to written consent and keep minutes of such meetings and actions as may be required under Delaware law and its Charter Documents and observe all other Delaware limited liability company formalities and comply with all organizational formalities to maintain its separate existence;

            (K)     observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (A) the selection, maintenance or replacement of the Independent Member, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its members (including the Independent Member);

            (L)     when appropriate, obtain proper authorization from its board of managers or member for its actions;

            (M)     maintain Seller’s books and records separate from those of the other Gehl Entities and their Affiliates and otherwise readily identifiable as its own assets rather than assets of the other Gehl Entities and their Affiliates;

            (N)     prepare its financial statements separately from those of the Gehl Entities and insure that any consolidated financial statements of the Gehl Entities or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

            (O)     except as specifically otherwise provided herein or in the Transaction Documents, (i) maintain the funds or other assets of Seller separate from, and not commingled with, those of any other Gehl Entity or any Affiliate thereof and (ii) only maintain bank accounts or other depository accounts to which Seller alone (or the Servicer on behalf of Seller) is the account party, into which Seller alone (or the Servicer on behalf of Seller) makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

            (P)     not pledge assets for the benefit of any other person;

            (Q)     pay all of Seller’s debts and operating expenses from Seller’s own assets (except for certain payments by the other Gehl Entities or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

            (R)     operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the other Transaction Documents and those reasonably necessary or incidental to its performance hereunder or thereunder; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Sale Agreements, to make payment to Transferor and the Existing Owner, thereunder for the purchase of Receivables from Transferor and the Existing Owner under the Sale Agreements, (4) the incurrence of obligations, as expressly contemplated in the Hedge Agreement and (5) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

            (S)     maintain its certificate of formation and operating agreement in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify certificates of formation or operating agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

            (T)     maintain the effectiveness of, and continue to perform under Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement, the Hedge Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement, the Hedge Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement, the Hedge Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

            (U)     maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

            (V)     hold itself out to the public (including any Affiliate’s creditors) under its own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate and correct any known misunderstanding regarding its separate identity; and

            (W)     maintain at all times a Net Worth at least equal to the Required Capital Amount (as defined in the Receivables Purchase and Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained.

        (j)    Collections. Each of Seller and Servicer will cause (1) all proceeds from the Lockbox to be promptly and directly deposited into the Lockbox Account without being first deposited into any concentration account, depositary account, lock-box account or similar account for any period of time; (2) all Collections with respect to the Pool Receivables deposited in the Lockbox Account to be remitted to the Collection Account Bank and deposited in the Collection Account without being first deposited into any concentration account, depositary account, lock-box account or similar account for any period of time within one Business Day of the day that such Collections were deposited into the Lockbox Account (or, in the case of mechanical or software issues that are beyond the control of the Servicer or Seller, within two Business Days of deposit), (3) the Lockbox and the Lockbox Account to be subject at all times to a Lockbox Account Agreement that is in full force and effect and (4) Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Pool Receivables are remitted directly to Servicer, Seller or any Affiliate of Servicer or Seller, Servicer or Seller (as applicable) will remit (or will cause all such payments to be remitted) directly to the Lockbox Account Bank or the Collection Account Bank and deposited into the Lockbox Account or the Collection Account within one (1) Business Day following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the benefit of the Agent, the Hedge Provider and the Purchasers. Seller will maintain exclusive ownership and control (subject to the terms of this Agreement and the Collection Account Agreement) of the Collection Account and shall not grant the right to take control (within the meaning of Section 9-104 of the applicable UCC) of the Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement. Neither Seller nor Servicer shall grant the right to take control of the Lockbox or the Lockbox Account at a future time or upon the occurrence of a future event to any Person, except to the Collateral Agent, subject to the terms of the Intercreditor Agreement.

        (k)    Taxes. Each of Seller and the Servicer will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except in the case of the Servicer where such taxes are being contested in good faith and in respect of which Servicer shall have established adequate reserves and no enforcement proceeding has been commenced. Seller will pay when due any taxes payable by it in connection with the Pool Receivables, exclusive of taxes on or measured by income or gross receipts of Company, the Agent or any Financial Institution.

        (l)    Payment to Transferor and the Existing Owner. With respect to any Receivable purchased by Seller from (i) Transferor, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Purchase and Sale Agreement and (ii) Existing Owner, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale and Assignment Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Transferor and the Existing Owner in respect of the purchase price for such Receivable.

        Section 7.2 Negative Covenants of Seller and the Servicer. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each of Seller and the Servicer hereby severally, and not jointly, covenants, as to itself, that:

        (a)    Name Change, Offices and Records. Seller will not make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, or jurisdiction of organization, unless (i) at least forty-five (45) days prior to the effective date of any such change, Seller provides written notice thereof to the Agent, (ii) at least ten (10) days prior to such effective date, Seller delivers to the Agent such financing statements (Forms UCC-1 and UCC-3), executed by Seller (if required under applicable law) which the Agent or any Purchaser may reasonably request to reflect such change, together with such other documents and instruments that the Agent or any Purchaser may reasonably request in connection therewith, (iii) at least ten (10) days prior to such effective date, Seller has taken all other steps to ensure that the Agent, for the benefit of itself, the Purchasers and the Hedge Provider, continues to have a first priority perfected ownership in the Pool Receivables, the Related Security related thereto and any Collections thereon and (iv) in the case of any change in its jurisdiction of organization, if requested by the Agent or such Purchaser, the Agent or such Purchaser (as applicable) shall have received, prior to such change, an opinion of counsel, in form and substance reasonably satisfactory to the Agent or such Purchaser (as applicable), as to such organization and Seller’s valid existence and good standing and the perfection and preservation of priority of the Agent’s ownership or security interest in, the Pool Receivables, the Related Security and Collections.

        (b)    Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Article VIII, neither Seller nor Servicer will add or terminate any bank as the Collection Account Bank or the Lockbox Bank, or make any change in the instructions to Obligors regarding payments to be made to the Lockbox, the Lockbox Account or the Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) (A) in the case of a new Collection Account, an executed Collection Account Agreement with respect to the new Collection Account or (B) in the case of a new Lockbox or Lockbox Account, an executed Lockbox Account Agreement with respect to the new Lockbox Account or Lockbox.

        (c)    Modifications to Contracts and Credit and Collection Policy. Without the Agent’s prior written consent, Seller will not agree to make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Pool Receivables. Except as provided in Section 8.2(d), the Servicer will not and will not agree to, extend, amend or otherwise modify the terms of any outstanding Pool Receivable or the terms of any Contract related thereto to the extent that such terms relate to such Pool Receivable other than in accordance with the Credit and Collection Policy.

        (d)    Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Pool Receivable arises, the Lockbox, the Lockbox Account or the Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent, the Purchasers and the Hedge Provider provided for herein, rights given to third parties in respect of the Lockbox and Lockbox Account as contemplated by the Intercreditor Agreement and in the other Transaction Documents), and Seller will defend the right, title and interest of the Agent, the Purchasers and the Hedge Provider in, to and under any of the foregoing property, against all claims of third parties (other than the Lockbox and the Lockbox Account as provided in the Intercreditor Agreement) claiming through or under any Gehl Entity. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, except in favor of the Agent and the Purchasers as provided hereunder.

        (e)    Net Receivables Balance. Prior to the Amortization Date, Seller shall not permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Enhancement Amount.

        (f)    Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Purchase and Sale Agreement), or send any written notice to Transferor in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Purchase and Sale Agreement. Seller shall not permit Transferor to designate the Termination Date under the Receivables Sale Agreement (as defined in the Receivables Sale Agreement) or send any written notice to the Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.01(d) of the Receivables Sale Agreement.

        (g)    Restricted Junior Payments. From and after the continuance of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

ARTICLE VIII
ADMINISTRATION, COLLECTION AND CUSTODY

        Section 8.1 Designation of Servicer. (a)     The (i) servicing, administration and collection of the Pool Receivables shall be conducted and (ii) custody of the Records with respect to the Pool Receivables shall be maintained by the Servicer so designated from time to time in accordance with this Section 8.1. The Agent and the Purchasers hereby appoint Seller to perform all such servicing, administration, collection and custodial tasks. Seller hereby delegates such servicing, administration, collection and custodial tasks to Gehl, as Servicer, and the Agent and the Purchasers consent to such delegation. Gehl hereby accepts such delegation from Seller and agrees to perform the duties and obligations of the Servicer pursuant to the terms of this Agreement. The Agent may, or upon the direction of the Required Financial Institutions, the Agent shall, at any time after the occurrence and during the continuance of a Servicer Event of Termination, designate a Person (which may be the Agent) reasonably satisfactory to the Agent to provide the services of the Servicer hereunder to succeed Gehl as Servicer (a “Successor Servicer”). From and after the designation of such Successor Servicer as the successor Servicer to Gehl, the Agent may, or upon the direction of the Required Financial Institutions, the Agent shall, designate a Successor Servicer as a subsequent successor Servicer at any time.

        (b)     Without the prior written consent of the Agent and the Required Financial Institutions, Seller, Gehl and any Successor Servicer subsequently designated by the Agent in accordance with Section 8.1(a)) shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller, (ii) Gehl and (iii) with respect to certain Charged-Off/Non-Accrual Receivables, outside collection agencies and attorneys in accordance with customary practices. If at any time the Agent shall designate any successor Servicer, all duties and responsibilities theretofore delegated to the Servicer being replaced may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to the Servicer being replaced and to Seller.

        (c)     Notwithstanding the foregoing subsection (b), for so long as Gehl shall serve as the Servicer (i) Gehl, as Servicer, shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Gehl, as Servicer, in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Gehl, as Servicer, in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Gehl, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

        Section 8.2 Duties of Servicer. (a)     The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

        (b)     The Servicer will instruct all Obligors to pay all Collections directly to the Lockbox, the Lockbox Account or the Collection Account. The Servicer shall enter into and cause to be in effect at all times account control agreements in form and substance reasonably acceptable to the Agent with respect to the Collection Account, the Lockbox Account and the Lockbox. In the case of any remittances received in the Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Pool Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent or the Collateral Agent, as applicable, delivers to the Collection Account Bank or the Collateral Agent, as applicable, a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall, instruct all Obligors with respect to the Pool Receivables to remit all payments with respect to Pool Receivables to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

        (c)     The Servicer will issue irrevocable standing instructions to the Lockbox Account Bank to remit all payment items and other Collections and proceeds in respect of the Pool Receivables that have been deposited in the Lockboxes directly to the Lockbox Account as set forth in Section 7.1(j) without the prior deposit of the same into any other account. The Servicer will issue instructions to and otherwise cause the Lockbox Account Bank, not less frequently than is required for Seller and the Servicer to remain in compliance with Section 7.1(j), to remit the proceeds of all wire transfer payments, ACH payments and other remittances that are Collections received directly in the Lockbox Account to the Collection Account Bank for timely deposit in the Collection Account as set forth in Section 7.1(j).

        (d)     The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. With respect to any Collections received by it directly, the Servicer shall promptly, but in any event within one Business Day (or in the case of mechanical or software issues that are beyond the control of the Servicer, within two Business Days) after receipt thereof, deposit the same in the Lockbox, the Lockbox Account or if solely property of the Seller, directly to the Collection Account. At all times prior to the distributions contemplated in Article II, the monies and payment items from time to time held in the Collection Account or by the Servicer shall constitute and be the property solely of the Seller and the Agent, for the benefit of the Purchasers and the Hedge Provider, free and clear of any Adverse Claim. Neither Seller nor Servicer shall at any time commingle any of their general funds with the funds then held in the Collection Account.

        (e)     The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable or adjust the Outstanding Balance of any Pool Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the calculation of the Modified Receivable Excess Amount or the status of such Pool Receivable as a Defaulted Receivable or a Delinquent Receivable (unless, in either case, such Receivable is an Eligible Modified Receivable) or a Charged-Off/Non-Accrual Receivable or otherwise cause such Pool Receivable to constitute an Eligible Receivable for purposes of calculating the Eligible Receivables Balance or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, at any time after the occurrence and during the continuance of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Pool Receivable or to foreclose upon or repossess any Related Security.

        (f)     The Servicer shall hold in trust for Seller, the Purchasers and the Hedge Provider all Records that (i) evidence or relate to the Pool Receivables, the original Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Pool Receivables and shall, as soon as practicable upon demand of the Agent following an Amortization Event, deliver or make available to the Agent, at a place selected by the Agent, all Records reasonably requested by the Agent to enforce the rights and remedies of the Agent and the Purchasers hereunder. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

        (g)     Any payment by an Obligor in respect of any Indebtedness owed by it to any Gehl Entity shall, except as otherwise specified by such Obligor (in good faith and not at the direction of any Gehl Entity) or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a collection of any Receivable of such Obligor (starting with any Receivable for which such payment is reasonably believed to be proceeds of the related Financed Equipment, and thereafter with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor. The Servicer shall, as soon as practicable following receipt thereof turn over to the Person entitled thereto any cash collections or other cash proceeds received with respect to Indebtedness of an Obligor not constituting Pool Receivables.

        (h)     The Servicer shall maintain or cause to be maintained continuous custody of the original Contracts and the original notes or chattel paper (as applicable) with respect to the Pool Receivables held by it in secure and fire resistant facilities in accordance with customary standards in the industry for such custody and shall take such other precautions with respect to the maintenance of the Receivable Files with respect to the Pool Receivables as the Agent may reasonably request.

        (i)     The Servicer shall hold all Records with respect to Pool Receivables for the benefit of Seller, the Agent, the Purchasers and the Hedge Provider in accordance with Section 9-313(c) of the UCC as in effect in each jurisdiction where the Servicer holds such Records.

        Section 8.3 Collection Notices. The Agent is authorized at any time to date and to deliver to the Collection Account Bank or the Collateral Agent, as applicable, a Collection Notice. Seller hereby transfers to the Agent for the benefit of the Purchasers and the Hedge Provider, exclusive control of the Collection Account. Until the Agent delivers a Collection Notice to the Collection Account Bank, the Agent shall permit Seller and the Servicer to provide instructions to the Collection Account Bank with respect to the Collection Account. Any such instructions given by Seller or the Servicer shall be issued solely in accordance with the terms of this Agreement. Until the Agent delivers a Collection Notice to the Collateral Agent pursuant to the Intercreditor Agreement, the Servicer may provide instructions to the Lockbox Account Bank with respect to the Lockbox Account. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Pool Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Pool Receivables to come into the possession of the Agent rather than Seller.

        Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer or any Gehl Entity from any of their respective duties or obligations with respect to any Pool Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

        Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) on the 12th day of each calendar month (or if 12th day of any calendar month is not a Business Day, the next succeeding Business Day), a Monthly Report in respect of the calendar month then most recently ended, (ii) on each Weekly Reporting Date, a Weekly Report in respect of the Weekly Period then most recently ended and (iii) at such times as the Agent shall request, a listing by Obligor of all Pool Receivables together with an aging of such Pool Receivables.

        Section 8.6 Servicing Fees. In consideration of the Servicer’s agreement to act as “Servicer” hereunder, subject to the terms of Article II hereof, Seller shall pay over to the Servicer a fee (the “Servicing Fee”) on each Settlement Date (Fees), in arrears for the immediately preceding month, equal to 1.00% per annum of the average aggregate Outstanding Balance of Pool Receivables during the preceding month, as compensation for its servicing activities.

ARTICLE IX
AMORTIZATION EVENTS

        Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

        (a)     Seller shall fail (i) to make any payment of (A) any Aggregate Unpaids other than Capital when due or (B) any other amounts payable by it to the Agent, the Purchasers, the Funding Sources or the Indemnified Parties under any other Transaction Document to which it is a party when due and, in any case, such failure shall continue for more than two (2) Business Days, or (ii) to make any payment or deposit required hereunder in respect of Capital when due.

        (b)     Any other Gehl Entity shall fail to pay or remit any amount to be paid or remitted by it under any Transaction Document to which it is a party when due and such failure shall continue for more than two (2) Business Days.

        (c)     Any Gehl Entity shall fail to observe or perform (i) any covenant set forth in Section 7.1(b)(i), (b)(iv), (h), (j) or (l), Section 7.2 or Article VIII hereof or of any provision in any Transaction Document dealing with the use, disposition or remittance of the proceeds of Collections or instructions to Obligors of the Pool Receivables or (ii) any other provision hereof or of any other Transaction Document which is not remedied within ten (10) Business Days after the earlier of (A) the date on which such failure shall first become known to any officer of Seller or the applicable Gehl Entity or (B) written notice thereof is given to Seller by the Agent.

        (d)     Any representation or warranty made by any Gehl Entity herein or in any other Transaction Document or in any certificate or report furnished to the Agent or the Purchasers pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof (unless, in the case of any breach of representation or warranty that results in a “Purchase Price Credit” under any Sale Agreement, such breach has been cured in accordance with Section 1.03 of the applicable Sale Agreement and all Deemed Collections with respect thereto shall have been remitted to the Collection Account).

        (e)     The occurrence of any of the following:

            (i)     Failure of Seller, Transferor or the Existing Owner to pay any Indebtedness (other than described under (a) or (b) above) when due or within any applicable grace period;

            (ii)     The default by Seller, Transferor or the Existing Owner in the performance of any term, provision or condition contained in any agreement (other than a Transaction Document) under which any Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of any Indebtedness to cause Indebtedness to become due prior to its stated maturity; or any Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;

            (iii)     The failure of the Originator or the Provider to pay any Indebtedness when due or within any applicable grace period which Indebtedness individually or in the aggregate exceeds $1,000,000 (“Material Indebtedness”);

            (iv)     The default by the Originator or the Provider in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of Material Indebtedness to cause Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

            (v)     Any event of default (or similar event) under or in connection with the Credit Agreement.

        (f)     (i) Any Gehl Entity or the Servicer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) (A) any proceeding shall be instituted by or against any Gehl Entity seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and (B) in the case of any such action related to the Provider, the Originator or the Servicer, such proceeding or appointment continues undischarged or such proceeding or appointment continues undismissed or unstayed for a period of 60 days; or (iii) any Gehl Entity or the Servicer shall take any corporate action to authorize or ratify any of the actions set forth in clauses (i) or (ii) above in this subsection (f); provided, that, no Amortization Event shall occur if Gehl Receivables LLC or the Existing Owner is dissolved at any time after the date occurring one year and one day after the date of the transfer of Receivables by the Existing Owner to the Seller pursuant to the Receivables Sale and Assignment Agreement.

        (g)     Seller shall fail to comply with the terms of Section 2.6 hereof.

        (h)     As at the end of any month,

            (i)     the average Pool Delinquency Ratio, with respect to the three months then most recently ended, shall exceed 0.80%,

            (ii)     the average Serviced Delinquency Ratio, with respect to the three months then most recently ended, shall exceed 1.75%,

            (iii)     the average Loss Ratio, in respect of the Pool Receivables for the three months then most recently ended, shall exceed 5.50%,

            (iv)     the average Loss Ratio, in respect of all Receivables for the three months then most recently ended, shall exceed 5.50%, or

            (v)     the Excess Spread as of such month end shall be less than zero.

        (i)     A Change of Control shall occur.

        (j)     One or more final judgments for the payment of money shall be entered against Seller, the Existing Owner or Transferor or one or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against the Provider or the Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

        (k)     Any “Termination Event” under and as defined in the Receivables Sale Agreement or the Receivables Purchase and Sale Agreement shall occur; or the “Termination Date” under and as defined in the Receivables Sale Agreement or the Receivables Purchase and Sale Agreement shall occur (other than any “Termination Date” arising solely because of the occurrence of the Liquidity Termination Date); or any applicable Gehl Entity shall for any reason ceases to transfer (other than, in the case of the Originator under the Receivables Sale Agreement, because any Receivable is not a “Qualified Receivable” (as such term is defined in the Receivables Sale Agreement)), or ceases to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables under the applicable Sale Agreement.

        (l)     This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller or the Servicer, or any group of Obligors representing a material portion of the Pool Receivables shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers and the Hedge Provider shall cease to have a valid and perfected first priority security interest in the Pool Receivables, the Related Security, the Collections with respect thereto and the Collection Account, or the Collateral Agent shall cease to have a valid and perfected first priority security interest in the Lockbox and the Lockbox Account.

        (m)     The Provider shall fail, to perform or observe, in any material respect, any term, covenant or agreement required to be performed by it under the Performance Undertaking; any representation, warranty, certification or statement made by the Provider in any Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect, in any material respect, when made or deemed made; the Provider shall fail to make any payment when due under the Performance Undertaking; or the Performance Undertaking or any Transaction Document to which the Provider is party shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Provider, or the Provider shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

        (n)     Any party to the Intercreditor Agreement shall deliver a “Notice” (as such term is defined in the Intercreditor Agreement) to the Collateral Agent or the Intercreditor Agreement shall cease to be effective or to be the legally valid, binding and enforceable obligation of each party thereto or any Gehl Entity party to the Intercreditor Agreement shall fail to perform or observe, in any material respect, any term, covenant or agreement required to be performed by it under the Intercreditor Agreement, including, without limitation, any failure on the part of Gehl to provide to the Collateral Agent timely, complete and accurate information with respect to the appropriate allocation and disposition of funds in the Lockbox Account;

        (o)     The occurrence of any Servicer Event of Termination.

        Section 9.2 Servicer Events of Termination. The occurrence of any one or more of the following events shall constitute a Servicer Event of Termination:

        (a)     The Servicer shall fail to pay or remit any amount to be paid or remitted by it under any other Transaction Document to which it is a party when due and such failure shall continue for more than two (2) Business Days.

        (b)     Servicer shall fail to observe or perform (i) any covenant set forth in Section 7.1(b)(i), (b)(iv), (h), (j) or (l), Section 7.2 or Article VIII hereof or of any provision in any Transaction Document dealing with the use, disposition or remittance of the proceeds of Collections or instructions to Obligors of the Pool Receivables or (ii) any other provision hereof or of any other Transaction Document to which the Servicer is a party which is not remedied within 10 Business Days after the earlier of (A) the date on which such failure shall first become known to any officer of the Servicer or (B) written notice thereof is given to the Servicer by the Agent.

        (c)     Any representation or warranty made by the Servicer herein or in any other Transaction Document to which the Servicer is a party or in any certificate or report furnished to the Agent or the Purchasers by the Servicer pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof.

        (d)     The occurrence of any of the following:

            (i)     The failure of the Servicer to pay any Material Indebtedness when due;

            (ii)     The default by the Servicer in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of Material Indebtedness to cause Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

            (iii)     Any (A) “Event of Default” under or in connection with the Credit Agreement or (B) event, circumstance or condition having the effect of permitting termination of any financing commitments or the acceleration of any outstanding Indebtedness or recourse to any guaranty or collateral for any outstanding Indebtedness under the Credit Agreement shall occur or exist.

        (e)     (i) Servicer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) (A) any proceeding shall be instituted by or against the Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and (B) such proceeding or appointment continues undischarged or such proceeding or appointment continues undismissed or unstayed for a period of 60 days; or (iii) Servicer shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (e).

        (f)     One or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

        (g)     The Servicer shall fail to satisfy one or more of the financial tests set forth on Part B of Schedule C hereto.

        Section 9.3 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur and the Commitments shall forthwith be terminated, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Seller and Servicer; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(f), or of an actual or deemed entry of an order for relief with respect to Seller or Servicer under the Federal Bankruptcy Code, the Amortization Date shall automatically occur and the Commitments shall automatically terminate, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Seller and Servicer, (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids (other than amounts owing to the Hedge Provider under the Hedge Agreement) outstanding at such time, (iii) deliver a Collection Notice to the Collection Account Bank or the Collateral Agent and exercise other remedies available to it under the Intercreditor Agreement, and (iv) notify Obligors of the Purchaser Interests in the Pool Receivables; provided, that, prior to the exercise of any foreclosure remedy under Section 9-610 or 9-620 of the applicable UCC, following the occurrence of any Servicer Event of Termination or any Amortization Event described in Section 9.1(e)(i)-(v), 9.1(i) and 9.1(j) (in each case, solely to the extent that such provisions relate to the Originator, the Provider or the Credit Agreement) and during any period in which no other Amortization Event shall have occurred and then be continuing, the Agent shall first reach a determination that such exercise is appropriate based upon, among other things, the reasonable likelihood of actual or imminent deterioration in the value of the Pool Receivables or in the prospects, absent such exercise, of the Purchasers making full recovery of the Aggregate Unpaids. The aforementioned rights and remedies shall be without limitation (except as provided above), and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X
INDEMNIFICATION

        Section 10.1 Indemnities by Seller and the Servicer.

        (a)    Indemnification by Seller. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) the Agent, the Arranger and each Purchaser and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or any other Transaction Document or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Pool Receivables, excluding, however, in all of the foregoing instances:

            (x)     Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

            (y)     Indemnified Amounts to the extent the same constitutes recourse for or otherwise includes losses in respect of Pool Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness, or other failure (without cause or justification), or inability to perform its obligations on the part of the related Obligor; or

            (z)     (A) taxes imposed by such Indemnified Party’s jurisdiction of organization, operation or management and control, on or measured by the overall net income or revenues of such Indemnified Party to the extent the amount of or computation of such taxes is consistent with the tax characterization of the transactions contemplated by this Agreement as a loan or loans by the Purchasers to Seller secured by the Pool Receivables, Collections and Related Security, (B) any withholding tax imposed on the payments to any Indemnified Party to the extent such taxes are imposed based upon the tax characterization of the transactions contemplated by this Agreement as a loan or loans by the Purchasers to Seller secured by the Pool Receivables, Collections and Related Security, and (C) any tax that would not have been imposed but for the delay or failure by such Indemnified Party (following a written request by the Seller, except that this Agreement shall constitute an initial written request by the Seller) in providing to the Seller U.S. IRS Form W-8BEN, W-8IMY, W-8ECI or W-8EXP (whichever is applicable) that is required to be provided by such Indemnified Party to avoid or reduce such taxes;

provided, however, that nothing contained in this sentence shall limit the liability of Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the limitations in clauses (x), (y) and (z) above, Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

            (i)     any representation or warranty made by the Servicer or any Gehl Entity (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

            (ii)     the failure by the Servicer or any Gehl Entity to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract related thereto, or the nonconformity of any Pool Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Gehl Entity to keep or perform any of its obligations, express or implied, with respect to any Contract;

            (iii)     any failure of the Servicer or any Gehl Entity to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

            (iv)     any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Pool Receivable;

            (v)     any dispute, claim, offset or defense of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Pool Receivable or the furnishing or failure to furnish such merchandise or services;

            (vi)     the commingling of Collections of Pool Receivables at any time with other funds;

            (vii)     any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to the Servicer or any Gehl Entity in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

            (viii)     any inability to litigate any claim against any Obligor in respect of any Pool Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

            (ix)     any Amortization Event;

            (x)     any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Pool Receivable, the Related Security and Collections with respect thereto from any Gehl Entity, free and clear of any Adverse Claim (other than as created under the Transaction Documents or contemplated under the Intercreditor Agreement); or any failure of (a) Seller to give reasonably equivalent value to Transferor or the Existing Owner under the Receivables Purchase and Sale Agreement and the Receivables Sale and Assignment Agreement in consideration of the transfer by Transferor or the Existing Owner of any Pool Receivable, (b) Transferor to give reasonably equivalent value to Originator under the Receivables Sale Agreement in consideration of the transfer by Transferor of any Pool Receivable or (c) the Existing Owner to give reasonably equivalent value any transferor in consideration of the transfer by such transferor of any Pool Receivable, or, in each case, any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

            (xi)     any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers and the Hedge Provider, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or a first priority perfected security interest in the Pool Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

            (xii)     the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

            (xiii)     any action improperly taken, any omission of any action required to be taken, or any other action elected to be taken by Seller or Servicer which reduces or impairs the rights of the Agent or the Purchasers with respect to any Pool Receivable or the value of any such Pool Receivable;

            (xiv)     any attempt by any Person (other than Agent, Arranger or any Purchaser) to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action;

            (xv)     the failure of the Servicer to retain the original Receivable File for each Pool Receivable for the benefit of the Agent, the Purchasers and the Hedge Provider, and

            (xvi)     the failure of any Pool Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

        (b)    Indemnification by the Servicer. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances:

            (x)     Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

            (y)     Indemnified Amounts to the extent the same constitutes recourse for or otherwise includes losses in respect of Pool Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness, or other failure (without cause or justification), or inability to perform its obligations on the part of the related Obligor; or

            (z)     (A) taxes imposed by such Indemnified Party’s jurisdiction of organization, operation or management and control, on or measured by the overall net income or revenues of such Indemnified Party to the extent the amount of or computation of such taxes is consistent with the tax characterization of the transactions contemplated by this Agreement as a loan or loans by the Purchasers to Seller secured by the Pool Receivables, Collections and Related Security, (B) any withholding tax imposed on the payments to any Indemnified Party to the extent such taxes are imposed based upon the tax characterization of the transactions contemplated by this Agreement as a loan or loans by the Purchasers to Seller secured by the Pool Receivables, Collections and Related Security, and (C) any tax that would not have been imposed but for the delay or failure by such Indemnified Party (following a written request by the Servicer, except that this Agreement shall constitute an initial written request by the Servicer) in providing to the Seller or the Servicer U.S. IRS Form W-8BEN, W-8IMY, W-8ECI or W-8EXP (whichever is applicable) that is required to be provided by such Indemnified Party to avoid or reduce such taxes.

Without limiting the generality of the foregoing indemnification, but subject to the limitations in clauses (x), (y) and (z) above, Servicer shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

            (i)     any representation or warranty made by the Servicer (in its capacity as such) (or any officers of the Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

            (ii)     the failure by the Servicer (in its capacity as such) to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract related thereto;

            (iii)     any failure of the Servicer (in its capacity as such) to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

            (iv)     the commingling of Collections of Pool Receivables by or under the supervision of the Servicer at any time with other funds;

            (v)     any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, or any other investigation, litigation or proceeding relating to the Servicer (in its capacity as such) in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

            (vi)     any Servicer Event of Termination;

            (vii)     any action improperly taken, any omission of any action required to be taken, or any other action elected to be taken by Servicer (in its capacity as such) which reduces or impairs the rights of the Agent or the Purchasers with respect to any Pool Receivable or the value of any such Pool Receivable;

            (viii)     the failure of the Servicer (in its capacity as such) to retain the original Receivable File for each Pool Receivable for the benefit of the Agent, the Purchasers and the Hedge Provider, and

            (ix)     the failure of any Pool Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

        Section 10.2 Increased Cost and Reduced Return.

        If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”) (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Pool Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income or revenue of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise reimburse such Funding Source for the amount of such increased cost or such reduction.

        Section 10.3 Other Costs and Expenses. Seller shall pay to the Arranger, the Purchasers, the Agent and Company on demand (i) subject to the terms of that certain engagement letter agreement dated January 13, 2006 between Gehl and the Arranger, all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery, administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder and (ii) all costs and out-of-pocket expenses in connection with the enforcement of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, (A) the cost of Company’s auditors auditing the books, records and procedures of Seller, (B) reasonable fees and out-of-pocket expenses of legal counsel for Company, any Purchaser and the Agent (which such counsel may be employees of Company, any Purchaser or the Agent) with respect thereto and with respect to advising Company, any Purchaser and the Agent as to their respective rights and remedies under this Agreement, (C) the costs and expenses of the Arranger of the facility contemplated herein, and (D) all costs and expenses incurred in connection with any amendment or restructuring or workout of this Agreement or such documents.

ARTICLE XI
THE AGENT AND THE COLLATERAL AGENT

        Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints JPMorgan to act as Agent and as Collateral Agent hereunder and under each other Transaction Document, and authorizes the Agent and the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent or the Collateral Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent or the Collateral Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent or the Collateral Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent and the Collateral Agent shall act solely as agent for the Purchasers and the Hedge Provider (and, in the case of the Collateral Agent, certain other Persons from time to time party to the Intercreditor Agreement) and neither the Agent nor the Collateral Agent assumes nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for Seller or Servicer or any of such Person’s respective successors or assigns. The Agent and the Collateral Agent shall not be required to take any action that exposes the Agent or the Collateral Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. The appointment and authority of the Collateral Agent hereunder shall terminate in accordance with the terms of the Intercreditor Agreement. Each Purchaser hereby authorizes the Agent to file each of the Uniform Commercial Code financing statements contemplated by this Agreement and the other Transaction Documents, on behalf of such Purchaser.

        Section 11.2 Delegation of Duties. The Agent and the Collateral Agent may execute any of their duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Collateral Agent nor the Agent be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        Section 11.3 Exculpatory Provisions. None of the Agent, the Collateral Agent or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by Seller or Servicer contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of Seller or Servicer to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Agent nor the Collateral Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of Seller and the Servicer. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

        Section 11.4 Reliance. Each of the Agent and the Collateral Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent or the Collateral Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Company or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Company or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

        Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or the Collateral Agent hereafter taken, including, without limitation, any review of the affairs of Seller and the Servicer, shall be deemed to constitute any representation or warranty by the Agent or the Collateral Agent. Each Purchaser represents and warrants to the Agent and the Collateral Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

        Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent, the Collateral Agent and their respective officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by Seller and the Servicer (i) for any amounts for which the Agent or the Collateral Agent, in its capacity as Agent or Collateral Agent, is entitled to reimbursement by Seller and the Servicer hereunder or under any other Transaction Document and (ii) for any other expenses incurred by the Agent or the Collateral Agent, in its capacity as Agent or Collateral Agent, and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

        Section 11.7 Agent in its Individual Capacity. The Agent, the Collateral Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though such Person were not the Agent or the Collateral Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms “Financial Institution,”“Purchaser,” “Financial Institutions” and “Purchasers” shall include the Agent in its individual capacity.

        Section 11.8 Successor Agent. The Agent may, upon five days’ notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents. The appointment of a new Collateral Agent shall be governed by the terms of the Intercreditor Agreement.

ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS

        Section 12.1 Assignments. (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Funding Sources pursuant to a Liquidity Agreement or to any other Person, and upon such assignment, Company shall be released from its obligations so assigned. Notwithstanding anything herein to the contrary, so long as no Amortization Event or Potential Amortization Event has occurred and is continuing, each such assignee of Company shall be subject to approval by Seller, which approval shall not be unreasonably withheld or delayed; provided, that assignments by the Company (1) pursuant to any Liquidity Agreement, (2) to any Person administered or managed by the Agent whose primary business is participating in securitizations and similar financial transactions or (3) to any Affiliate of the Agent, shall not be subject to the consent of Seller. Further, Seller and each Financial Institution hereby agree that any assignee of Company of this Agreement or all or any of the Purchaser Interests of Company shall have all of the rights and benefits under this Agreement as if the term “Company” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Company hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

        (b)     Any Financial Institution may at any time and from time to time assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Company shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Company, an enforceability opinion in form and substance satisfactory to the Agent and Company. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

        (c)     Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of Company or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Company, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

        Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Company and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

        Section 12.3 Terminating Financial Institutions.

        (a)     Each Financial Institution hereby agrees to deliver written notice to the Agent and Seller not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a “Non-Renewing Financial Institution”). The Agent shall promptly notify Company and Seller of each Non-Renewing Financial Institution and Company, with the consent of the Seller, may to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution’s Commitment shall, to such extent, automatically terminate on a date specified by Company on or before the Liquidity Termination Date. In addition, Company may, with the consent of the Seller, at any time to the extent of Commitment Availability, declare that any Affected Financial Institution’s Commitment shall automatically terminate on a date specified by Company (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a “Terminating Financial Institution”).

            (i)     Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2, 2.3 and 2.4) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution” hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

ARTICLE XIII
MISCELLANEOUS

        Section 13.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

        (b)     No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b). Company, Seller and, at the direction of the Required Financial Institutions, the Agent, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

            (i)     without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share or any Financial Institution’s Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 13.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable”, “Receivable”, “Pool Receivable”, “Excess Concentration Amount”, “Warranty Reserve Amount” or “Enhancement Amount” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;

            (ii)     without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Agent;

            (iii)     without the consent of the Hedge Provider, (A) amend Section 2.2 in a way which materially and adversely effects the interests of the Hedge Provider, (B) amend Section 2.3 in a way which materially and adversely effects the interests of the Hedge Provider, (C) amend Section 2.4 in a way which materially and adversely effects the interests of the Hedge Provider, (D) amend Section 13.14(b) in a way which materially and adversely effects the interests of the Hedge Provider or (E) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (D) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

            (iv)     without the written consent of the then Servicer, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Servicer.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Company may enter into amendments to modify any of the terms or provisions of Article XI, Article XII or Section 13.13 without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

        Section 13.2 Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

        Section 13.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

        Section 13.4 Protection of Ownership Interests.

        (a)     Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time during which an Amortization Event shall have occurred and be continuing, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Pool Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Pool Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

        (b)     If Seller or Servicer fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Seller irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of Seller (i) within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Purchasers, to file against the Originator, the Existing Owner, the Transferor and the Seller, as debtors, the UCC financing statements contemplated herein and under the Sale Agreements (ii) to file financing statements necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Pool Receivables, the Collections and the Related Security and (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Pool Receivables, the Collections and the Related Security as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Pool Receivables, the Collections and the Related Security. This appointment is coupled with an interest and is irrevocable.

        Section 13.5 Confidentiality. Each party hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Gehl Entity and its obligations, (g) with the prior written consent of Gehl (in the case of any Information relating to the business or operation of any Gehl Entity) or the Agent (in the case of any Information relating to the Agent, the Company or the other Purchasers or the commercial or pricing terms hereof), (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the parties hereto on a non-confidential basis from a source other than a Gehl Entity or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, or (i) by the Agent, the Company or the Arranger to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Company and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential). For purposes of this Section, “Information” means all information received from a Gehl Entity relating to a Gehl Entity or any of their respective businesses, other than any such information that is available to the parties hereto on a non-confidential basis prior to disclosure by a Gehl Entity, provided that, in the case of information received from a Gehl Entity after the date hereof, such information is clearly identified at the time of delivery as confidential.

        Section 13.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Company, it will not institute against, or join any other Person in instituting against, Company, Seller, Transferor, the Existing Owner or Gehl Receivables LLC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 13.6 shall survive termination of this Agreement.

        Section 13.7 Limitation of Liability. No claim may be made by any Person against Seller, Servicer, Company, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of Seller and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        Section 13.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        Section 13.9 CONSENT TO JURISDICTION. EACH OF SELLER AND SERVICER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH OF SELLER AND SERVICER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST SELLER OR SERVICER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SELLER OR SERVICER AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER OR SERVICER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        Section 13.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SELLER OR SERVICER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

        Section 13.11 Integration; Binding Effect; Survival of Terms.

        (a)     This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings except those expressly referenced herein.

        (b)     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Seller or Servicer pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 13.5 and 13.6 shall be continuing and shall survive any termination of this Agreement.

        Section 13.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit”shall mean articles and sections of, and schedules and exhibits to, this Agreement.

        Section 13.13 JPMorgan Roles. Each of the Financial Institutions acknowledges that JPMorgan acts, or may in the future act, (i) as administrative agent for Company or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Company or any Financial Institution (collectively, the “JPMorgan Roles”). Without limiting the generality of this Section 13.13, each Financial Institution hereby acknowledges and consents to any and all JPMorgan Roles and agrees that in connection with any JPMorgan Role, JPMorgan may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Company, and the giving of notice to the Agent of a mandatory purchase pursuant to a Liquidity Agreement.

        Section 13.14 Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller or Servicer; provided, however, that (i) Seller shall be liable to (A) each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement and (B) the Agent, the Purchasers and the Servicer for the items described in Section 2.1 of this Agreement, (ii) Servicer shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Servicer pursuant to the terms of this Agreement and (iii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of any Gehl Entity or any other Person arising in connection with the Pool Receivables, the Related Security, or the related Contracts, or any other obligations of any Gehl Entity. Each such transfer of a Purchaser Interest in a Pool Receivable shall occur automatically upon the listing of such Pool Receivable on the Schedule of Receivables without the need for any further action by any Person.

        (b)     Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Seller does hereby sell, assign, transfer, set-over and otherwise convey to Agent, for the benefit of the Purchasers and the Hedge Provider, without recourse (except to the extent expressly provided herein), and the Agent, for the benefit of the Purchasers and the Hedge Provider, does hereby purchase from Seller, Purchaser Interests in (i) the Receivables set forth on the Schedule of Receivables, which are all Pool Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and (ii) the Pool Receivables that shall be, from time to time, be added to or listed on the Schedule of Receivables, which are intended to be all Pool Receivables thereafter arising, together, in each case, with all Related Security relating thereto and all Collections thereon.

        (c)     In addition to any ownership interest which the Agent and the Purchasers may from time to time acquire pursuant hereto, Seller hereby grants to (i) the Agent for the ratable benefit of the Purchasers and the Hedge Provider a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Pool Receivables now existing or hereafter arising, the Collections, the Collection Account, all Related Security, all other rights and payments relating to such Pool Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids and (ii) the Collateral Agent for the ratable benefit of the Agent, the Purchasers and the Hedge Provider a valid and perfected security interest in all of Seller’s right, title and interest in, to and under the Lockbox, the Lockbox Account, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Collateral Agent, the Agent, the Purchasers and the Hedge Provider, as applicable, shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

        (d)     If, notwithstanding the intention of the parties expressed above, any sale or transfer by Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”) , then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, the Seller represents and warrants that each remittance of Collections to the Agent or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs.

        (e)     The parties hereto have structured this Agreement and the related documents with the intention that the transaction as a whole be treated, solely for federal income tax purposes, as a financing. Each party agrees to treat the transaction as a financing for federal income tax purposes.

        Section 13.15 Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the Company under this Agreement are solely the obligations of the Company and, in the case of obligations of the Company other than Commercial Paper, shall be payable at such time as funds are received by or are available to the Company in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against the Company but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in the Federal Bankruptcy Code) of any such party as against the Company shall be subordinated to the payment in full of all Commercial Paper.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly Authorized Officers as of the date hereof.

GEHL FUNDING II, LLC,
as Seller
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
Address: Gehl Funding II, LLC
143 Water Street
West Bend, WI 53095
GEHL COMPANY,
as initial Servicer
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
Address: Gehl Company
143 Water Street
West Bend, WI 53095

Signature Page to Receivables Purchase Agreement
Gehl Funding II, LLC

PARK AVENUE RECEIVABLES COMPANY, LLC,
as Company
By: JPMorgan Chase Bank, N.A., its
attorney-in-fact
By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Vice President
Address: Park Avenue Receivables Company, LLC
c/o JPMorgan Chase Bank, N.A.
Chase Tower
10 South Dearborn Street
Chicago, IL 60670
JPMORGAN CHASE BANK, N.A., as a
Financial Institution and as Agent
By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Vice President
Address: JPMorgan Chase Bank, N.A.
Chase Tower
10 South Dearborn Street
Chicago, IL 60670

Signature Page to Receivables Purchase Agreement
Gehl Funding II, LLC

EXHIBIT I

DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        “Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

        “Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

        “Affected Financial Institution” has the meaning specified in Section 12.1(c).

        “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

        “Agent” has the meaning set forth in the preamble to this Agreement.

        “Agent Account” shall mean the following account:

JPMorgan Chase Bank, N.A. ABA # : 021000021 Account #: 645475302 Account Name: Park Avenue Receivables Company, LLC Ref: Gehl Funding II, LLC

        “Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests of all Purchasers outstanding on such date.

        “Aggregate Reduction” has the meaning specified in Section 1.3.

        “Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital, all amounts owing by Seller to the Hedge Provider under the Hedge Agreement (whether due or accrued and including, without limitation, all Hedge Breakage Costs, Hedge Indemnities and Hedge Provider Scheduled Payments) all other unpaid Obligations (whether due or accrued) at such time.

        “Agreement” means this Receivables Purchase Agreement, as it may be amended, supplemental or modified and in effect from time to time.

        “Amortization Date” means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an event of the type set forth in Section 9.1(f) with respect to any Gehl Entity or the Hedge Provider, (ii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iii) the date which is 30 Business Days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, and (iv) the Facility Termination Date.

        “Amortization Event” has the meaning specified in Article IX.

        “Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Equipment and any related costs, including amounts advanced in respect of accessories, service and warranty contracts, insurance, and other items customarily financed as part of retail equipment installment sale contracts or promissory notes, and related costs.

        “Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges, as stated in the related Contract.

        “Applicable LIBO Margin” means the sum of (i) 0.25% and (ii) the following percentages per annum, based upon the Total Capitalization Ratio (as defined in Schedule C hereto) set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 7.1(a):

Pricing Level	Total Capitalization Ratio	Percentages
IV	›.40 to 1.00	1.50
III	›.30 to 1.00 but	1.25
	‹ .40 to 1.00
II	›.20 to 1.00 but	1.00
	‹ .30 to 1.00
I	‹ .20 to 1.00	0.75

        Any increase or decrease in the Applicable LIBO Margin resulting from a change in the Total Capitalization Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.1(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day after the date on which such Compliance Certificate is actually delivered (at which point, for the avoidance of doubt, the Applicable LIBO Margin, the Used Fee Rate and Unused Fee Rate will be determined based upon the Total Capitalization Ratio reflected in such delivered Compliance Certificate). The Applicable LIBO Rate shall be determined based upon Pricing Level II beginning on the date of this Agreement and continuing through the date on which the Agent shall have received a Compliance Certificate pursuant to Section 7.1(a).

        “Arranger” means J.P. Morgan Securities Inc., in its individual capacity and its successors.

        “Assignment Agreement” has the meaning set forth in Section 12.1(b).

        “Authorized Officer” means, with respect to any Person, its chief executive officer, chief operating officer, president, corporate controller, treasurer, chief financial officer, general counsel, any assistant treasurer or any vice-president.

        “Balloon Payment Receivable” means any Receivable having substantially equal monthly Scheduled Receivable Payments with the exception of the final Scheduled Receivables Payment.

        “Broken Funding Costs” means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned pursuant to a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable), that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

        “Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

        “Capital” means, with respect to any Purchaser Interest, as of any date of determination, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections, Deemed Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided, that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

        “Change of Control” means any of the following (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of an amount greater than or equal to the 30% of the outstanding shares of voting stock of Gehl or (ii) the failure at any time of Seller or Transferor to be a direct or indirect wholly-owned Subsidiary of Gehl.

        “Charged-Off/Non-Accrual Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action of the type described in, or suffered any, Insolvency Event; (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, (iv) which has been identified by Seller as uncollectible, (v) which has been transferred to non-accrual status or (vi) of which any foreclosure remedies have been pursued with respect to the related Financed Equipment; provided, that, upon any cure of any default or other event described in this definition, such Receivable shall cease to be a “Charged-Off/Non-Accrual Receivable” hereunder.

        “Charter Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

        “Collateral Agent” means JPMorgan, as Collateral Agent under the Intercreditor Agreement and any successor thereto in such capacity.

        “Collection Account” means the account no. 00391-61397 maintained with the Collection Account Bank in the name of the Seller or such other account that is subject to an account control agreement acceptable to the Agent.

        “Collection Account Control Agreement” means (i) the Account Control Agreement dated the date hereof by and among Seller, the Servicer, the Collection Account Bank and the Agent as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or (ii) any other account control agreement with respect to the Collection Account acceptable to the Agent.

        “Collection Account Bank” means M&I Marshall & Ilsley Bank, or such other depository institution named by Seller and acceptable to the Agent at which the Collection Account is established and maintained.

        “Collection Notice” means (i) a “Notice” (as such term is defined in the Intercreditor Agreement) or (ii) a notice in the form of Exhibit A to the Collection Account Agreement.

        “Collections” means, with respect to any Pool Receivable, all cash collections and other cash proceeds in respect of such Pool Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Pool Receivable and any payments made by the Hedge Provider to the Seller under the Hedge Agreement and all amounts paid by Seller, Originator, Existing Owner or Transferor as Deemed Collections or otherwise in connection with the repurchase of a Pool Receivable.

        “Commercial Paper” means promissory notes of Company issued by Company in the commercial paper market.

        “Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller in the aggregate amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof.

        “Commitment Availability” means at any time the positive difference (if any) between (i) an amount equal to the aggregate amount of the Commitments minus (ii) the Aggregate Capital at such time.

        “Company” has the meaning set forth in the preamble to this Agreement.

        “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

        “Contract” means, with respect to any Receivable, a retail installment sale contract or installment promissory note or security agreement in substantially the form set forth as Exhibit XI hereto.

        “CP Costs” means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs incurred in connection with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any purchaser interest of Company pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Company in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital. Notwithstanding the foregoing, at all times following the occurrence and during the continuance of an Amortization Event, CP Costs shall be calculated based on clause (ii) of the definition of Default Fee.

        “Credit Agreement” means that certain Credit Agreement dated as of June 3, 2005, among Gehl, certain subsidiaries of Gehl party thereto, the lenders party thereto, LaSalle Bank, National Association, as syndication agent, JPMorgan and Wells Fargo Bank, National Association, as co-documentation agents, and Harris, N.A., administrative agent as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement.

        “Credit and Collection Policy” means the credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

        “Dealer” means a Person that in the ordinary course of business purchases Financed Equipment from Gehl with the intention of reselling or leasing the Financed Equipment in a retail transaction.

        “Dealer Agreement” means the Gehl Finance Dealer Contract Purchase Agreement between the Originator and any Dealer (in substantially the forms attached as Exhibit VI hereto), which agreement purports to govern the sale and financing of any Financed Equipment to such Dealer and shall include all documents, recourse letters and other instruments executed in connection therewith.

        “Dealer Recourse” means all rights against, and proceeds from, recourse of any kind against a Dealer with respect to the Receivables as described in the Dealer Agreements including, without limitation, rights and proceeds in respect of a failure to obtain a first priority perfected security interest in the Financed Equipment (to the extent such obligation is imposed on a Dealer in a Dealer Agreement) and general recourse against a Dealer pursuant to any Dealer Agreement.

        “Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Pool Receivable. Seller shall be deemed to have received a Collection in full of a Pool Receivable if at any time any of the representations or warranties in Article V were not true when made with respect to such Pool Receivable. If Outstanding Balance of any Pool Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller other than cash Collections on account of the Pool Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), Seller shall be deemed to have received a Collection with respect to a Pool Receivable to the extent of such reduction or cancellation. Without limiting the generality of the foregoing, in connection with the representations and warranties relating to good title, absence of Adverse Claims, or effectiveness of transfer of any Pool Receivable, Seller shall be deemed to have breached such representations and warranties and received a Collection in full of a Pool Receivable if (i) a Dealer shall have originated such Pool Receivable, (ii) such Dealer shall have suffered an Insolvency Event at any time following the date such Pool Receivable was transferred hereunder and (iii) an action is brought in the Dealer’s bankruptcy case seeking to claim an affected Pool Receivable or proceeds thereof as property of the estate, exercise any avoiding power of the bankruptcy trustee, challenge good title to or ownership of such Pool Receivable or proceeds, assert any Adverse Claim on such Qualified Receivable or proceeds or otherwise challenge the effectiveness or validity of such Dealer’s transfer of any Pool Receivable and either (A) no Gehl Entity answers such action on a timely basis, (B) no Gehl Entity seeks the dismissal with prejudice of such action on a timely basis or submits a motion for summary judgment of such action on a timely basis or (C) such action survives a motion to dismiss or motion for summary judgment.

        “Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids (other than amounts payable to the Hedge Provider under the Hedge Agreement), an amount equal to the greater of (i) $1,000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate

        “Defaulted Receivable” means a Receivable as to which any Scheduled Receivable Payment or part thereof, remains unpaid for 181 days or more (as determined at the end of any week) from the date for such Scheduled Receivable Payment.

        “Delinquent Receivable” means a Receivable as to which any Scheduled Receivable Payment or part thereof, remains unpaid for 91 days or more (as determined at the end of any week) from the date for such Scheduled Receivable Payment.

        “Designated Obligor” means an Obligor designated by the Agent to Seller in writing; provided, that, the Agent shall not designate any Obligor as a “Designated Obligor” unless, at the time of such designation, the aggregate Outstanding Balance of all Eligible Receivables owing by such Obligor and its Affiliates is at least $2,000,000.

        “Discount Rate” means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions; provided, that, at all times following the occurrence and during the continuance of an Amortization Event, the Discount Rate shall be an amount equal to the rate per annum specified in clause (ii) of the definition of Default Fee.

        “Eligible Modified Receivable” means, at any time, a Pool Receivable:

        (a)     the Outstanding Balance of which at such time is equal to or less than 50% of the Outstanding Balance of such Receivable on the date it was generated; and

        (b)     with respect to which, the Contract related thereto (i) has been modified to extend the payment date with respect to not more than three (3) Scheduled Receivable Payments by a period not greater than ninety-two (92) days after the original date on which the final Scheduled Receivable Payment was payable and (ii) has not been otherwise modified, amended or extended other than as permitted in clause (s)(B)(i) or (B)(ii) of the definition of “Eligible Receivable.”

        “Eligible Receivable” means, at any time, a Pool Receivable:

        (a)     which is denominated and payable only in United States dollars in the United States;

        (b)     as to which the Obligor thereof (i) if a natural person, is a resident of the United States or the Commonwealth of Puerto Rico or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof or the Commonwealth of Puerto Rico and has its chief executive office in the United States or the Commonwealth of Puerto Rico; (ii) is not an Affiliate of any of Gehl Entity, (iii) was not a Designated Obligor as of the date that such Pool Receivable was transferred by the Originator to Transferor pursuant to the Receivables Sale Agreement and (iv) is not a government or a governmental subdivision or agency; provided that a Receivable satisfying the requirements of “Eligible Receivable” but for this clause (b)(iv) may constitute an Eligible Receivable if the Outstanding Balance of such Receivable, when added to the Outstanding Balance of all other Receivables then constituting Eligible Receivables by reason of this proviso, does not exceed an amount equal to 1% of the Outstanding Balance of all Pool Receivables,

        (c)     the final Scheduled Receivable Payment is due not later than 72 months following the date of its origination,

        (d)     which is not a Charged-Off/Non-Accrual Receivable or a Defaulted Receivable,

        (e)     which is not a Delinquent Receivable,

        (f)     the Obligor of which is not the Obligor of any Charged-Off/Non-Accrual Receivable,

        (g)     if the Obligor thereon is the Obligor of any Delinquent Receivables, the aggregate Outstanding Balance of all Delinquent Receivables of such Obligor at such time does not exceed an amount equal to 5% of the aggregate Outstanding Balance of all Receivables of such Obligor at such time,

        (h)     which has been originated in connection with an installment sale of Financed Equipment to an Obligor by Gehl or a Dealer in the ordinary course of its business and not in connection with a leasing arrangement,

        (i)     which is (i) an “account”, (ii) “chattel paper” or (iii) a “payment intangible,” in each case, within the meaning of Section 9-102 of the UCC of all applicable jurisdictions,

        (j)     which arises under a Contract, which, together with such Pool Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

        (k)     which satisfies all applicable requirements of the Credit and Collection Policy,

        (l)     which is not subject to any right of recision, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Dealer that originated such Pool Receivable or any Gehl Entity or any other Adverse Claim, and the Obligor thereon holds no right as against any Gehl Entity to cause such Gehl Entity to repurchase the related Financed Equipment,

        (m)     which arises under a Contract which (i) does not require that the Obligor be notified or consent to any assignment of such Contract, (ii) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser, the Agent or any Gehl Entity to exercise such Person’s respective rights under the applicable Transaction Documents, including, without limitation, its right to review the Contract, and (iii) is governed by the federal law of the United States of America or the law of any state of the United States of America or Puerto Rico,

        (n)     which, if such Pool Receivable constitutes “chattel paper” within the meaning of Section 9-102 of the UCC (i) there is only one original Contract with respect thereto, (ii) the Servicer, the Agent or any of their permitted sub-servicers or designees is holding such Contract and (iii) there are no other custodial agreements in place with respect to such Contract,

        (o)     with respect to which, except with respect to customary warranty and extended warranty obligations and any obligations to provide insurance coverage, the Gehl Entities and the applicable Dealer have satisfied and fully performed all obligations on their respective parts with respect to such Pool Receivable required to be fulfilled by them, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

        (p)     with respect to which, all right, title and interest to and in which has been validly transferred (i) (A) if applicable, by the related Dealer to the Originator, (B) by the Originator directly to Transferor under and in accordance with the Receivables Sale Agreement and (c) by Transferor directly to Seller under and in accordance with the Receivables Purchase and Sale Agreement or (ii)(A) by the Existing Owner directly to Seller under and in accordance with the Receivables Sale and Assignment Agreement, (B) by Gehl Receivables LLC directly to the Existing Owner under and in accordance with that certain Sale and Servicing Agreement dated as of February 24, 2005, (C) by the Originator directly to Gehl Receivables LLC under and in accordance with that certain Purchase and Sale Agreement dated as of February 24, 2005 and (D) if applicable, by the related Dealer to the Originator, and, in each case, Seller has good and marketable title thereto free and clear of any Adverse Claim,

        (q)     that has been originated by Gehl or a Dealer which had all necessary licenses and permits required to originate such Pool Receivable in the state in which such Pool Receivable were originated or where the Obligor resides;

        (r)     at the time of its acquisition thereof and at the time of its sale of such Pool Receivable under the applicable Sale Agreements, each Dealer and each applicable Gehl Entity had all necessary licenses and permits required to transfer such Pool Receivables, as applicable, and, in the case of the Originator or any applicable Dealer, shall have been qualified to do business in each state in which such Pool Receivable was originated to the extent required by the laws of such state, except where the failure to be so qualified will not have a material adverse effect on the value or enforceability of such Pool Receivable;

        (s)     with respect to which, the Contract related thereto has not been modified, amended or extended and has not had any requirements thereof waived, unless (A) such Pool Receivable is an Eligible Modified Receivable or (B) such modification or amendment (i) occurs as a result of a product or service adjustment and the Originator has paid the corresponding Deemed Collections arising therefrom to the Collection Account or (ii) is of a type made in the ordinary course of business of the Originator (and not related to credit reasons) as the Agent may have approved;

        (t)     that has not been sold, assigned or pledged to any other purchaser of Receivables;

        (u)     that provides for payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the amortizing payments) and yield interest at the Annual Percentage Rate (which may include interest rates which increase after a predetermined time period or for which the Annual Percentage Rate is 0.0%);

        (v)     that was sold by the Originator or the related Dealer without any fraud or misrepresentation on the part of the Originator or such related Dealer;

        (w)     in the case of any Balloon Payment Receivable, the amount of the final Scheduled Receivable Payment thereof does not exceed 30% of the original Amount Financed of under the related Contract;

        (x)     that arises from the sale or financing of Financed Equipment or the provision of services to the related Obligor by the Originator or a Dealer;

        (y)     that is secured by a first-priority perfected security interest in Financed Equipment or Eligible Used Equipment and such security interest has been validly assigned to the Seller (it being understood that UCC-3 assignments with respect to any UCC-1 financing statements filed against the related Obligor need not be filed to evidence the assignment of such security interest to the Seller for the requirement set forth in this clause (y) to be satisfied);

        (z)     with respect to which the related Financed Equipment is either sold under the “Gehl” or “Mustang” brand name or is an attachment;

        (aa)     such Pool Receivable, together with the Contract related thereto, do not contravene any law, rule or regulation applicable thereto;

        (bb)     the Amount Financed with respect to thereto (other than a Rental Fleet Receivable) does not exceed the lesser of (i) the customer invoice amount (including any tax and freight for the related Financed Equipment), and (ii) either (a) 125% times the Standard Trade Price for Obligors designated as “exceptional” by the Servicer, or (b) 111% times the Standard Trade Price;

        (cc)     if such Pool Receivable is a Rental Fleet Receivable, the Obligor thereon is a Dealer and the Financed Equipment is intended for use in such Dealer’s rental fleet, and the Amount Financed does not exceed the cost paid by such Dealer for such Financed Equipment;

        (dd)     the Servicer shall have received the related Receivable File for such Pool Receivable;

        (ee)     that is listed on the Schedule of Receivables;

        (ff)     as to each Pool Receivable that finances the cost of an extended service contract, the respective Financed Equipment which secures such Pool Receivable is covered by an extended service contract; and

        (gg)     if acquired by the Originator from a Dealer, (i) on the date of purchase by the Originator from such Dealer, the related Dealer is not subject to an Insolvency Event and (ii) no event has occurred that would cause such Pool Receivable to constitute a “Deemed Collection” pursuant to the final sentence of the definition of “Deemed Collection” set forth herein.

        “Eligible Used Equipment” means:

        (a)     equipment that either (i) was taken in trade by a Dealer or the Originator or (ii) was sold under Gehl’s or Mustang’s brand names and was sold out of a Dealer’s rental fleet, (iii) previously secured a Contract originated by a Dealer or the Originator and has been repossessed by such seller or (iv) originally sold under the “Gehl” or “Mustang” brand and acquired by a Dealer;

        (b)     equipment consisting of either construction or agricultural product lines; and

        (c)     equipment on which the term of the related Contract expires no later than ten (10) years from the model year of such equipment.

        For the avoidance of doubt, equipment less than twelve (12) months old and sold from a Dealer’s rental fleet is deemed new (and not used) equipment for all purposes under this Agreement and the Transaction Documents.

        “Enhancement Amount” means, as of any date of determination, the greater of (i) $4,500,000 and (ii) the product of the Net Receivables Balance on such date and the greater of (A) 0.10 and (B) the product of (I) 3 and (II) the average Loss Ratio in respect of the Pool Receivables for the three month period preceding such date of determination.

        “Excess Concentration Amount” means the sum, without duplication, of (i) the Obligor Excess Amount for all Obligors; (ii) the Used Equipment Excess Amount; (iii) the Rental Fleet Excess Amount; (iv) the Modified Receivable Excess Amount; (v) the Attachment Excess Amount; (vi) the Extended Warranty Excess Amount, (vii) the Irregular Payment Excess Amount and (viii) the Tenor Excess Amount. For purposes of this definition:

“Attachment Excess Amount” means the amount by which the aggregate Outstanding Balance of Eligible Receivables secured solely by attachments (as that term is used in the industry in which the Originator operates) exceeds 5% of the Outstanding Balance of all Eligible Receivables.

“Extended Warranty Excess Amount” means the amount by which the aggregate Outstanding Balance of Eligible Receivables for which the underlying Contracts include an extended warranty on the related Financed Equipment exceeds 10% of the Outstanding Balance of all Eligible Receivables.

“Irregular Payment Excess Amount” means the amount by which the aggregate Outstanding Balance of Eligible Receivables (other than Eligible Receivables of which H&E Equipment Services, LLC or any of its Affiliates is the Obligor thereof) (i) which are Balloon Payment Receivables or (ii) for which the underlying Contracts include non-monthly payments, irregular payments, interest rates which increase after a predetermined period, or initial payment deferrals exceeds 15% of the Outstanding Balance of all Eligible Receivables.

“Modified Receivable Excess Amount” means the amount by which the aggregate Outstanding Balance of Eligible Receivables which are Eligible Modified Receivables exceeds 2% of the Outstanding Balance of all Eligible Receivables.

“Obligor Excess Amount” means, for any Obligor, the amount by which the aggregate Outstanding Balance of Eligible Receivables owing by such Obligor exceeds the Obligor Concentration Amount for such Obligor; provided, that, in the event the Agent shall at any time reduce the H&E Special Concentration Percentage, (x) no further purchases of Receivables owed by H&E Equipment Services, LLC or its Affiliates shall be made by Seller under the Receivables Purchase and Sale Agreement until the Outstanding Balance of Receivables owing by H&E Equipment Services, LLC or any of its Affiliates shall be less than the Obligor Concentration Amount then in effect with respect to H&E Equipment Services, LLC and its Affiliates but (y) until such time as purchases of Receivables owned by H&E Equipment Services, LLC and its Affiliates may resume in accordance with clause (x), the “Obligor Excess Amount” in respect of H&E Equipment Services, LLC and its Affiliates shall be equal to zero.

“Rental Fleet Excess Amount” means the amount by which the aggregate Outstanding Balance of Eligible Receivables which are Rental Fleet Receivables exceeds 35% of the Outstanding Balance of all Eligible Receivables.

“Tenor Excess Amount” means the amount by which the aggregate Outstanding Balance of Eligible Receivables with an original term of greater than sixty-one (61) months exceeds 5% of the Outstanding Balance of all Eligible Receivables.

“Used Equipment Excess Amount” means the amount by which the aggregate Outstanding Balance of Eligible Receivables secured by Eligible Used Equipment exceeds 15% of the Outstanding Balance of all Eligible Receivables.

        “Excess Spread” means, as of the final day of any month, the Outstanding Balance of Pool Receivables as of such day multiplied by a percentage equal to (i) the sum of (A) the Weighted Average Contractual Coupon as of such day and (B) the Pool Discount Rate as of such day, minus (ii) the sum of (A) the Swap Rate as of such day, (B) the rate per annum at which the Servicing Fee is then accruing and (C) the maximum “Used Fee Rate” under and as defined in the Fee Letter.

        “Existing Owner” means Gehl Funding LLC, a Delaware limited liability company.

        “Facility Termination Date” means the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

        “Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

        “Fee Letter” means that certain letter agreement dated as of the date hereof among Seller, the Company, the Arranger and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

        “Financed Equipment” means new or used agricultural or construction equipment and related parts, equipment, attachments, accessions or accessories manufactured or distributed by Gehl, sold by either Gehl or a Dealer on an installment basis and, securing the Obligor’s indebtedness under a Receivable.

        “Financial Institutions” has the meaning set forth in the preamble in this Agreement.

        “Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Company, including, without limitation, any Liquidity Agreement.

        “Funding Source” means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Company.

        “GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

        “Gehl” has the meaning set forth in the preamble to this Agreement.

        “Gehl Entities” shall mean the Originator, the Provider, Transferor, the Existing Owner, Gehl Receivables LLC and Seller, any of their respective Subsidiaries that is a party to any Transaction Document and their successors and assigns.

        “Gehl Finance Dealer Contract Purchase Agreement” means those contracts between Gehl and its Dealers in substantially the forms attached as Exhibit VI hereto.

        “Hedge Agreement” means, (i) collectively, (A) that certain ISDA 2002 Master Agreement dated on or about the date hereof between Seller and the Hedge Provider, (B) that certain Schedule to ISDA Master Agreement dated on or about the date hereof between Seller and the Hedge Provider and (C) any Hedge Confirmations in connection therewith as between Seller and the Hedge Provider from time to time with respect to the ISDA 2002 Master Agreement and the Schedule to ISDA 2002 Master Agreement referred to in clauses (A) and (B) above, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time or (ii) such other interest rate hedging arrangement acceptable to the Agent; provided, that, in either case, such Hedge Agreement shall, at the time of its execution and delivery, be in form and substance satisfactory to the Agent.

        “Hedge Breakage Costs” means any lump-sum amount payable in connection with the designation of an “Early Termination Date” as defined in the Hedge Agreement.

        “Hedge Confirmation” means any confirmation from time to time becoming effective in connection with the Hedge Agreement.

        “Hedge Indemnities” any amounts payable by Seller to the Hedge Provider in respect of any indemnities under the Hedge Agreement.

        “Hedge Provider” means JPMorgan or such other hedge counterparty reasonably acceptable to the Agent with a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s.

        “Hedge Provider Scheduled Payments” means the amounts due and owing to the Hedge Provider pursuant to the Hedge Agreement other than the Hedge Breakage Costs and Hedge Indemnities.

        “Hedge Provider Termination Payment” means any lump-sum amount payable to the Hedge Provider in connection with the designation of an “Early Termination Date” as defined in the Hedge Agreement.

        “Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

        “Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

        “Independent Manager” shall mean a member of Seller who is not at such time, and has not been at any time, (A) a member (other than as an “Independent Member” of Seller, Transferor, the Existing Owner, Gehl Receivables LLC or any other special purpose vehicle that is an Affiliate of Seller or Transferor), officer, employee or affiliate of Seller or any Gehl Entity, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual’s appointment as an Independent Member or at any time thereafter while serving as an Independent Member) of any of the outstanding common shares of Seller or any Gehl Entity or any of their respective Subsidiaries or Affiliates, having general voting rights.

        “Insolvency Event” means, with respect to any Person, an action or event of the type described in Section 9.1(f) (as if the references to a Gehl Entity therein refer to such Person) shall have occurred and be continuing.

        “Intercreditor Agreement” means that certain Intercreditor and Lockbox Administration Agreement dated as of February 24, 2005 by and among the Originator, the Servicer, the Agent, the financial institutions signatory thereto as “Contract Buyers” and the joinder parties from time to time signatory thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “JPMorgan” means JPMorgan Chase Bank, N.A. in its individual capacity and its successors.

        “LIBO Rate” means the rate per annum equal to the sum (rounded, if necessary, to the next higher 1/16 of 1%) of:

        (i)     (a) the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (I) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (II) if no such British Bankers’ Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which JPMorgan offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period’plus

        (ii)     the Applicable LIBO Margin.

        “Liquidity Agreement” means any agreement as may be in effect from time to time pursuant to which one or more Funding Sources commits to purchase from the Company at any time all or any portion of the Company’s Purchaser Interests.

        “Liquidity Termination Date” means March 14, 2007, as such date may be extended with the written consent of each of the parties hereto.

        “Lockbox” means post-office box number 512 administered by the Lockbox Account Bank or such other post-office box acceptable to the Agent.

        “Lockbox Account” means the account no. 27755214 maintained with the Lockbox Account Bank in the name of Gehl or such other account that is subject to an account control agreement acceptable to the Agent.

        “Lockbox Account Agreement” means (i) the Lockbox Control Agreement, dated February 24, 2005, by and among Gehl, the Lockbox Account Bank and the Collateral Agent as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or (ii) any other account control agreement with respect to the Lockbox Account and the Lockbox acceptable to the Agent.

        “Lockbox Account Bank” means M&I Marshall & Ilsley Bank, or such other depository institution named by Gehl and acceptable to the Agent at which the Lockbox Account is established and maintained.

        “Loss Ratio” means, in respect of any Reference Portfolio as of the end of any month, a ratio (expressed as a percentage) equal to:

[(1 - RRF) x NA] + DC
[NA + DC + CC]

where:

CC	=	as of any date, in reference to any Reference Portfolio, the aggregate amount of all cash collections received in respect of such Reference Portfolio (excluding Deemed Collections)
during the three calendar months then most recently ended.
DC	=	as of any date, in the case of the Reference Portfolio
comprised of Pool Receivables, the aggregate amount of all
Deemed Collections received by the Servicer during the three calendar months then most recently ended.
Disposed Equipment
Receivable	=	any Receivable (i) that shall have been transferred to
non-accrual status and (ii) in connection with which any
action shall have been taken to seek recourse against or
recovery of any related Financed Equipment or other
collateral securing such Receivable.

Disposed Equipment
Receivable Proceeds	=	with respect to any Receivable, any amount received by the
Servicer or any Gehl Entity on or in respect of such
Receivable at any time after such Receivable shall have been transferred to non-accrual status, whether comprising
collections, proceeds of any related Financed Equipment,
proceeds of any other Related Security or otherwise.
NA	=	in respect of any Reference Portfolio, the aggregate
Outstanding Balance of all Receivables in such Reference
Portfolio that, at any time during the three calendar months then most recently ended, either (i) shall have been
transferred to non-accrual status or (ii) shall have had its
Contract modified to extend the payment date with respect to any one or more Scheduled Receivable Payments thereunder, as calculated for each such Receivable on the basis of its
Outstanding Balance as of the date either of the foregoing
events shall have first occurred with respect thereto.
Reference Portfolio	=	the Pool Receivables or all Receivables, as applicable.
RRF	=	the "Recovery Realization Factor", which shall be, in
respect of any Reference Portfolio at any time, the lesser
of (i) 50% and (ii) 80% of the RRR for such Reference
Portfolio at such time.
RRR	=	the "Recovery Realization Rate", which shall be, in respect
of any Reference Portfolio at any time, the ratio (expressed as a percentage) of

(i)	the aggregate amount of Disposed Equipment Receivable Proceeds received during the 12 calendar months then most recently ended in respect of Disposed Equipment Receivables in such Reference Portfolio, to

(ii)	the aggregate Outstanding Balance of all Receivables in such Reference Portfolio that became Disposed Equipment Receivables during the 12 calendar month period then most recently ended, as calculated for each such Receivable on the basis of its Outstanding Balance as of the date it shall have been transferred to non-accrual status.

        “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Gehl Entity, (ii) the ability of any Gehl Entity to perform its obligations under the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables; provided, that when such term is included in any representation and warranty by any Gehl Entity in any Transaction Document, the reference in clauses (i) and (ii) hereof shall be deemed to be a reference only to the Gehl Entity making such representation and warranty and such Gehl Entity’s Subsidiaries.

        “Minimum Consolidated Tangible Net Worth Test” shall be satisfied on any date of determination if the Consolidated Tangible Net Worth of Gehl and its Subsidiaries shall be greater than or equal to the sum of (x) $110,000,000, plus (y) 50% of cumulative Net Income of Gehl and its Subsidiaries for each fiscal quarter commencing with the fiscal quarter ending June 30, 2005 (without deduction for losses), plus (z) 50% of the aggregate Net Cash Proceeds of equity issuances received by Gehl and its Subsidiaries after the June 3, 2005. Capitalized terms used in this definition of “Minimum Consolidated Tangible Net Worth Test” and not defined in this Exhibit I shall have the meanings assigned to such terms in Schedule C hereto.

        “Minimum Incremental Reserve Amount” means, as of any Settlement Date (Capital), an amount equal to the greater of:

        (i)     the product of (A) 0.25 and (B) the aggregate amount of all fees (including, without limitation, all fees payable under the Fee Letter but excluding the Servicing Fee), CP Costs, Yield, costs and expenses paid or payable by Seller at any time during the immediately preceding calendar month (or, in the case of any Settlement Date (Capital) occurring before the second Settlement Date (Fees), such Obligations payable on a pro forma basis in respect of the first full calendar month this Agreement shall be in effect); and

        (ii)     an amount equal to the difference between (A) the aggregate Obligations and Servicing Fees payable on or before the next Settlement Date (Capital) minus (B) the aggregate amounts then set aside in the Collection Account pursuant to clause first of Section 2.2(b) that have not yet been distributed from the Collection Account.

        “Monthly Report” means a report, in substantially the form of Exhibit IX-A hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

        “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

        “Net Receivables Balance” means, at any time, (i) the aggregate Outstanding Balance of all Eligible Receivables at such time minus (A) the Excess Concentration Amount at such time and (B) the Warranty Reserve Amount at such time discounted by (ii) the Pool Discount Rate.

        “Non-Renewing Financial Institution” has the meaning set forth in Section 12.3(a).

        “Obligations” shall have the meaning set forth in Section 2.1.

        “Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Equipment and any other Person who owes payments under the Receivable.

        “Obligor Concentration Amount” means, at any time, for any Obligor, the product of the Outstanding Balance of all Eligible Receivables at such time and the greater of (i) 1.5% and (ii) the Special Concentration Percentage, if any, for such Obligor. In the case of an Obligor and any Affiliate of such Obligor, the Obligor Concentration Amount shall be calculated as if such Obligor and such Affiliate are one Obligor. For purposes of this definition:

“Special Concentration Percentage” means (i) with respect to H&E Equipment Services, LLC and its Affiliates, the H&E Special Concentration Percentage and (ii) with respect to any other Obligor, such other percentage greater than 1.5% as the Agent may in its sole discretion designate from time to time; provided, that, in the case of any Special Concentration Percentage designated from time to time by the Agent (other than the H&E Special Concentration Percentage) the Agent may, upon not less than three Business Days’ notice to Seller, cancel or otherwise modify such Special Concentration Percentage.

“H&E Special Concentration Percentage” means 5%; provided, that, the Agent may elect to reduce the H&E Special Concentration Percentage to any level the Agent shall then deem to be appropriate (i) on any Liquidity Termination Date, based on its reasonable credit judgment, or (ii) on any other date on which the Agent shall have determined, based on publicly available information, that a material adverse change is reasonably likely to have occurred in the financial condition, operations or prospects of H&E Equipment Services, LLC or any of its Affiliates, including, without limitation, by reason of the occurrence of any event of default (whether or not waived) under the documentation relating to any material indebtedness of H&E Equipment Services, LLC or such Affiliates.

        “Originator” means Gehl.

        “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

        “Participant” has the meaning set forth in Section 12.2.

        “Performance Undertaking” means that certain Performance Undertaking dated as of the date hereof made by Gehl in favor of Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

        “Pool Delinquency Ratio” means, the ratio (expressed as a percentage) with respect to any month equal to (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables as of the last day of such month divided by (ii) the aggregate Outstanding Balance of Pool Receivables as of the last day of such month.

        “Pool Discount Rate” means, as determined as of the most recent Incremental Purchase or Reinvestment hereunder, the rate, if positive, of (i) the sum of (A) the Swap Rate at such time, (B) the rate per annum at which the Servicing Fee is then accruing, (C) the maximum “Used Fee Rate” under and as defined in the Fee Letter, and (D) 0.25%, minus (ii) the Weighted Average Contractual Coupon at such time.

        “Pool Receivable” means any Receivable transferred (or purportedly transferred) to Seller (i) by Transferor pursuant to the terms of the Receivables Purchase and Sale Agreement or (ii) by Existing Owner pursuant to the terms of the Receivables Sale and Assignment Agreement.

        “Pooled Commercial Paper” means Commercial Paper notes of Company subject to any particular pooling arrangement by Company, but excluding Commercial Paper issued by Company for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Company.

        “Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

        “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

        “Pro Rata Share” means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder.

        “Proposed Reduction Date” has the meaning set forth in Section 1.3.

        “Provider”means Gehl.

        “Provisional Amortization Period” means any period prior to the Amortization Date during which any of the conditions precedent set forth in Section 6.2 shall not be satisfied.

        “Purchase Limit” means, as of any date of determination, the sum of the Commitments of the Financial Institutions on each date of determination.

        “Purchase Notice” has the meaning set forth in Section 1.2.

        “Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Enhancement Amount) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Weekly Report, taking into account such proposed Incremental Purchase.

        “Purchasers” has the meaning set forth in the preamble to this Agreement.

        “Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, created pursuant to the terms and conditions hereof, in (i) each Pool Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Pool Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Pool Receivable. Each such undivided percentage interest shall equal:

C
NRB - EA

where:

C	=	the Capital of such Purchaser Interest.
EA	=	the Enhancement Amount.
NRB	=	the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date; provided, that, during any Provisional Amortization Period (so long as the adjustment described in this proviso does not result in Seller being liable for any Broken Funding Costs or Hedge Breakage Costs), the aggregate Purchaser Interest shall be deemed to be 100%. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

        “Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).

        “Receivable” means all indebtedness and other obligations owed to the Originator or a Dealer (at the time it arises, and before giving effect to any transfer or conveyance thereof) or in which Seller or any other Gehl Entity has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument, financial asset, investment property, letter of credit right, supporting obligation or general intangible, arising in connection with the sale by the Originator or a Dealer of Financed Equipment to an Obligor, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, that, “Receivable” shall not include any Wholesale Receivables.

        “Receivable File” means with respect to any Receivable:

            (i)     The fully executed original of the Contract evidencing the Receivable (together with any agreements modifying or assigning the Receivable, including without limitation any extension agreements); and

            (ii)     The original note or chattel paper (or other evidence of a security interest and a promise of payment) in the name of the Obligor with any required notations evidencing the Agent’s security interest in such Receivable and all related documents that Seller shall keep on file in accordance with its customary procedures and which evidence the Obligor’s payment agreement as well as a security interest in the Financed Equipment (including each UCC filing filed to perfect the security interest granted by the Obligor in the related Financed Equipment).

        “Receivables Insurance Policy” means, with respect to a Pool Receivable, any insurance policy benefiting the holder of the Pool Receivable providing loss or physical damage, theft, mechanical breakdown or similar coverage with respect to the related Financed Equipment or the Obligor thereon.

        “Receivables Purchase and Sale Agreement” means that certain Receivables Purchase and Sale Agreement dated as of the date hereof between Seller, as buyer, and Transferor, as the seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Receivables Sale Agreement” means that certain Receivables Sale Agreement dated as of the date hereof between Transferor, as buyer, and Gehl, as the seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Receivables Sale and Assignment Agreement” means that certain Receivables Sale and Assignment Agreement dated as of the date hereof between Seller, as buyer, and the Existing Owner, as the seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Recharacterization” has the meaning set forth in Section 13.13(c).

        “Records” means, with respect to any Receivable, all Contracts, Receivables Insurance Policies, the Receivables File, purchase orders and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

        “Reduction Notice” has the meaning set forth in Section 1.3.

        “Regulatory Change” has the meaning set forth in Section 10.2(a).

        “Reinvestment” has the meaning set forth in Section 2.2.

        “Related Security” means, with respect to any Pool Receivable:

(i) all of each Gehl’s Entity’s interest in the Financed Equipment, the Dealer Agreements, the Dealer Recourse (to the extent related to a particular Pool Receivable), the Receivables Insurance Policies (to the extent related to a particular Pool Receivable) and all other insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Pool Receivable,

(iii) all guaranties, letters of credit, insurance, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Pool Receivable,

(v) all Records related to such Pool Receivable,

(vi) all of Seller’s right, title and interest in, to and under the Transaction Documents (including, without limitation, the Sale Agreements, the Performance Undertaking and the Hedge Agreement),

(vii) all of Seller’s right, title and interest in the Collection Account, the Lockbox and the Lockbox Account, and

(viii) all proceeds of any of the foregoing.

        “Rental Fleet Receivables” means Receivables secured by Financed Equipment purchased by Dealers for use in a rental fleet.

        “Required Financial Institutions” means, at any time, Financial Institutions with Commitments to purchase Purchaser Interests from Seller in excess of 66-2/3% of the Purchase Limit.

        “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for recision with respect to the Subordinated Notes (as defined in any Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to Gehl or its Affiliates in reimbursement of actual management services performed). For purposes of clarification, the Servicing Fee shall not constitute a “Restricted Junior Payment” hereunder.

        “Sale Agreements” means, collectively, the Receivables Purchase and Sale Agreement, the Receivables Sale Agreement and the Receivables Sale and Assignment Agreement.

        “S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

        “Schedule of Receivables” means the master schedule of all Pool Receivables which, as of the date hereof, is attached hereto as Schedule D, as the same shall be amended or supplemented on each date that any Receivables are transferred by Transferor to Seller pursuant to the Receivables Purchase and Sale Agreement.

        “Scheduled Receivable Payment” means, with respect to any Receivable, the amount set forth in the related Contract as the amount required to be paid by the Obligor for each Accrual Period.

        “Seller” has the meaning set forth in the preamble to this Agreement.

        “Serviced Delinquency Ratio” means, the ratio (expressed as a percentage) with respect to any month equal to (i) the aggregate Outstanding Balance of all Delinquent Receivables as of the last day of such month divided by (ii) the aggregate Outstanding Balance of all Receivables originated by the Originator as of the last day of such month.

        “Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Pool Receivables and act as custodian with respect to the Records.

        “Servicer Event of Termination” has the meaning specified in Article IX.

        “Servicing Fee” has the meaning set forth in Section 8.6.

        “Settlement Date (Capital)” means, in any calendar week, the Friday of such week, or, if such Friday is not a Business Day, the next succeeding Business Day.

        “Settlement Date (Fees)” means the second Business Day following the twelfth (12th) day of each calendar month, or, if such twelfth (12th) day is not a Business Day, the next succeeding Business Day.

        “Settlement Period” means (A) in respect of each Purchaser Interest of Company, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

        “Standard Trade Price” means the list price less the standard trade discount.

        “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        “Swap Rate” means, (i) at any time the Hedge Agreement provides for an interest rate cap transaction, the “strike price” set forth in the Hedge Confirmation then in effect related to such interest rate cap transaction and (ii) at any time the Hedge Agreement provides for a fixed/floating interest rate swap transaction, the fixed rate per annum specified to be payable by the Seller set forth in the Hedge Confirmation then in effect related to such fixed/floating interest rate swap transaction.

        “Termination Date” has the meaning set forth in Section 2.2.

        “Termination Percentage” has the meaning set forth in Section 2.2.

        “Terminating Tranche” has the meaning set forth in Section 4.3(b).

        “Tranche Period” means, with respect to any Purchaser Interest held by a Financial Institution or any Purchaser Interest or an undivided interest in a Purchaser Interest assigned to a Funding Source pursuant to a Liquidity Agreement:

        (a)     if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

        (b)     if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

        If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

        “Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Sale Agreements, the Hedge Agreement, the Intercreditor Agreement, the Collection Account Agreement, the Lockbox Account Agreement, the Performance Undertaking, the Fee Letter and all other instruments, documents and agreements executed and delivered in connection herewith.

        “Transferor” means Gehl Receivables II, LLC, a Delaware limited liability company.

        “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

        “Warranty Reserve Amount” means, as of any date of determination, (i) if the Minimum Consolidated Tangible Net Worth Test is satisfied as of such date of determination, $0 and (ii) if the Minimum Consolidated Tangible Net Worth Test is not satisfied as of such date of determination, an amount equal to the product of (A) 35% and (B) the amount set forth as accrued warranty costs in the balance sheet included in the financial statements of the Servicer most recently delivered to the Agent pursuant to Section 7.1(a) hereof.

        “Weekly Period” means a period of seven days, commencing with a Wednesday and ending the following Tuesday.

        “Weekly Report” means a report, in substantially the form of Exhibit IX-B hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

        “Weekly Reporting Date” means, with respect to any Weekly Period, the Wednesday following the last day of such Weekly Period or, if such Wednesday is not a Business Day, the next day thereafter that is a Business Day.

        “Weighted Average Contractual Coupon” means, as determined as of the most recent Incremental Purchase or Reinvestment hereunder, the rate set forth in the Weekly Report delivered immediately prior to such Incremental Purchase or Reinvestment as being the weighted average contractual interest rate at which the principal amount of the Receivables comprising the Pool Receivables (after giving effect to such Incremental Purchase or Reinvestment) bear interest.

        “Wholesale Receivable” means a right to payment of a monetary obligation (whether or not earned by performance and howsoever characterized under the UCC) resulting from (i) transactions with Dealers (other than transactions consisting of sales or financing of inventory of finished goods to Dealers for rental directly to retail customers), including without limitation, so-called “dealer floor plan” arrangements, or (ii) other wholesale transactions.

        “Yield” means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions and any Purchaser Interests or undivided interests in Purchaser Interests assigned to a Funding Source pursuant to a Liquidity Agreement, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

        All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

JPMorgan Chase Bank, N.A., as Agent
Chase Tower
10 South Dearborn Street
Chicago, Illinois 60670
Attention: Park Avenue Receivables Company, LLC Funding Manager

Re:	Purchase Notice

Ladies and Gentlemen:

        Reference is hereby made to the Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), dated as of March 15, 2006 by and among Gehl Funding II, LLC, a Delaware limited liability company (the “Seller”), Gehl Company, a Wisconsin corporation, as Servicer, the Financial Institutions, Park Avenue Receivables Company, LLC (“Company”), and JPMorgan Chase Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

        The Agent is hereby notified of the following Incremental Purchase:

Purchase Price:	$__________________________________

Date of Purchase:	__________________________________

Requested Discount Rate: [1]	[LIBO Rate] [Prime Rate]

        Please credit the Purchase Price in immediately available funds to [Account Number] [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]

1     Applicable only where the Financial Institutions are purchasing the Purchaser Interests.

1

Reference:
Telephone advice to: [Name] @ tel. No. ( )

        Please advise [Name] at telephone no ( ) _________________ if Company will not be making this purchase.

        In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

        (i)     the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

        (ii)     no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

        (iii)     the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%;

        (iv)     the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date;

        (v)     the Hedge Agreement is in effect; and

        (vi)     no material adverse change has occurred since the March 15, 2006 in the collectibility of the Pool Receivables taken as a whole or in the financial condition or operations of the Originator, the Provider, the Seller, any Gehl Entity or Seller.

Very truly yours,
GEHL FUNDING II, LLC
By:________________________________________
Name:
Title:

2

EXHIBIT III

PLACE OF BUSINESS OF THE SELLER;
LOCATION OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

Place of Business:

143 Water Street West Bend, WI 53095

Locations of Records:

143 Water Street West Bend, WI 53095

Federal Employer Identification Number:

39-0300430

Corporate, Partnership Trade and Assumed Names:

None

PLACES OF BUSINESS OF THE SERVICER;
LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

Places of Business:

143 Water Street West Bend, WI 53095

Locations of Records:

143 Water Street West Bend, WI 53095

Federal Employer Identification Number:

39-0300430

Corporate, Partnership Trade and Assumed Names:

Gehl Finance

1

EXHIBIT IV

1

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

        To: JPMorgan Chase Bank, N.A., as Agent

        This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) dated as of March 15, 2006 among Gehl Funding II, LLC (the “Seller”), Gehl Company (the “Servicer”), the Purchasers party thereto and JPMorgan Chase Bank, N.A., as agent for such Purchasers.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1.     I am the duly elected ________of [Seller/Servicer].

        2.     have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [Seller/Servicer] and its Subsidiaries during the accounting period covered by the attached financial statements.

        3.     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 4 below].

        4.     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which [Seller/Servicer] has taken, is taking, or proposes to take with respect to each such condition or event:________________________________

        The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _______________________, _____.

______________________________ [Name] as __________, and not in his/her individual capacity

1

EXHIBIT VI

FORMS OF DEALER AGREEMENTS

(attached)

1

EXHIBIT VII

FORM OF ASSIGNMENT AGREEMENT

        THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ____, by and between _____________________ (“Assignor”) and __________________ (“Assignee”).

PRELIMINARY STATEMENTS

        1.     This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of March 15, 2006 by and among Gehl Funding II, LLC, as Seller, Gehl Company, as Servicer, Park Avenue Receivables Company, LLC, JPMorgan Chase Bank, N.A., as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

        2.     Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

        3.     Assignor is selling and assigning to Assignee an undivided ____________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.

        The parties hereto hereby agree as follows:

        1.     The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a fully executed notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Agent to Company, the Seller, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

        2.     If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.

1

        3.     If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.

        4.     Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

        5.     Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

        6.     By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Company, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

2

        7.     Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Section 13.6 thereof.

        8.     Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

        9.     THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        10.     Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Company, it will not institute against, or join any other Person in instituting against, Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

[remainder of page left intentionally blank]

3

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR] By:______________________________________________ Name: Title:

[ASSIGNEE] By:______________________________________________ Name: Title:

4

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS

Date: _______________, ____

Transferred Percentage: ________%

	A-1	A-2	B-1	B-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

		A-2	B-1	B-2
Assignee		Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Address for Notices
____________________
____________________

Attention:
Phone:
Fax:

5

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO: ________________________, Assignor
      ________________________
      ________________________
      ________________________

TO: ________________________, Assignee
      ________________________
      ________________________
      ________________________

TO:	Gehl Funding II, LLC, Seller 143 Water Street West Bend, WI 53095

        The undersigned, as Agent under the Receivables Purchase Agreement dated as of March 15, 2006 by and among Gehl Funding II, LLC, a Delaware corporation, as Seller (the “Seller”), Gehl Company, a Delaware corporation, as Servicer, Park Avenue Receivables Company, LLC (the “Company”), JPMorgan Chase Bank, N.A., as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

        1.     Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.

        2.     Company hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.

         [3.     Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

[signature page follows]

6

Very truly yours,
JPMORGAN CHASE BANK, N.A., as Agent
By:_______________________________
Name:
Title:
Acknowledged and Agreed to as of the date first written
above:
PARK AVENUE RECEIVABLES COMPANY, LLC
By:_______________________________
Name:
Title:

7

EXHIBIT VIII

CREDIT AND COLLECTION POLICY

(attached)

1

EXHIBIT IX-A

FORM OF MONTHLY REPORT

(attached)

1

EXHIBIT IX-B

FORM OF WEEKLY REPORT

(attached)

1

EXHIBIT X

FORM OF REDUCTION NOTICE

[Date]

JPMorgan Chase Bank, N.A., as Agent
Chase Tower
10 South Dearborn Street
Chicago, Illinois 60670
Attention: Park Avenue Receivables Company, LLC Funding Manager

Re:	Reduction Notice

Ladies and Gentlemen:

        Reference is hereby made to the Receivables Purchase Agreement, dated as of March 15, 2006 (as amended, restated supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) by and among Gehl Funding II, LLC, a Delaware corporation (the “Seller”), Gehl Company, a Wisconsin corporation, as Servicer, the Financial Institutions, Park Avenue Receivables Company, LLC (“Company”), and JPMorgan Chase Bank, N.A., as Agent (the “Agent”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

        Pursuant to Section 1.2 of the Receivables Purchase Agreement, the Seller hereby notifies the Agent of the following reduction of Aggregate Capital from Collections. The proposed date of such reduction is [DATE] (the “Proposed Reduction Date”).2 The amount of Aggregate Capital to be reduced on the Proposed Reduction Date is $_____________.

Very truly yours,
GEHL FUNDING II, LLC
By:____________________________________
Name:
Title:

2 Must be at least two Business Days later than the date of the notice.

1

EXHIBIT XI

FORMS CONTRACTS

(attached)

1

Schedule A

Commitments

Financial Institution	Commitment

JPMorgan Chase Bank, N.A.	$300,000,000

1

Schedule B

List of Closing Documents

(attached)

1

Schedule C

Financial Tests

        A.     Definitions: Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in Exhibit I to the Agreement. The following additional terms shall have the following meanings when used in this Schedule C:

        “Acquisition” has the meaning assigned to it in the Credit Agreement.

        “Bank Agent” means the “Administrative Agent” under the Credit Agreement.

        “Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

        “Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the sheet of the lessee.

        “Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

        “Disposition” has the meaning assigned to it in the Credit Agreement.

        “EBITDA” means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period and (d) extraordinary losses for such period, minus (e) all amounts included within Net Income in respect of extraordinary gains for such period. To the extent that any Permitted Acquisition or any Disposition of a Subsidiary or other significant business unit occurs during any such period for which EBITDA is to be determined hereunder, EBITDA shall (x) include, with respect to any such Permitted Acquisition, EBITDA of the Acquired Business which is the subject of such Permitted Acquisition (to the extent not subsequently sold or otherwise disposed of during such period), determined as if such Permitted Acquisition had occurred on the first day of such period, all as calculated by Gehl and reasonably satisfactory to the Bank Agent, and (y) exclude, with respect to any such Disposition, EBITDA of the Subsidiary or significant business unit which is the subject of such Disposition, determined as if such Disposition had occurred on the first day of such period.

1

        “Excess Securitization Transaction Indebtedness” means, at any time, the principal amount of all Securitization Transaction Indebtedness in excess of $20,000,000 outstanding at such time.

        “Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

        “Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances (included at the full stated or face amount thereof, whether or not drawn or matured, as the case may be) and other extensions of credit whether or not representing obligations for borrowed money and (f) all Securitization Transaction Indebtedness.

        “Interest Coverage Ratio” means, as of the last day of any fiscal quarter of Gehl, the ratio of EBITDA of Gehl and its Subsidiaries for the period of four fiscal quarters then ended to Interest Expense for such period, provided that, to the extent that EBITDA for such period is adjusted to account for any Acquisition or Disposition as described in the definition of “EBITDA” herein, Interest Expense for such period shall also be adjusted to reflect such Acquisition or Disposition on a pro forma basis in a manner reasonably acceptable to the Bank Agent.

        “Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of Gehl and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        “Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) reasonable direct costs relating to such Disposition and (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition, (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness for Borrowed Money by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

2

        “Net Income” means, with reference to any period, the net income (or net loss) of Gehl and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) except to the extent otherwise specifically provided in the definition of “EBITDA” herein when Net Income is used as a component of EBITDA for the purposes of calculations under this Agreement, the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, Gehl or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which Gehl or any of its Subsidiaries has a equity interest, except to the extent of the amount of dividends or other distributions actually paid to Gehl or any of its Subsidiaries during such period.

        “Net Worth” means, for any Person and at any time the same is to be determined, total shareholder’s equity (including capital stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear on the balance sheet of such Person in accordance with GAAP.

        “Permitted Acquisition” has the meaning assigned to it in the Credit Agreement.

        “Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

        “Qualified Securitization Transaction” means any transaction or series of transactions, whether structured as a sale or as a secured loan, that may be entered into by Gehl or any Subsidiary pursuant to which Gehl or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any installment sale contracts, installment promissory notes, security agreements and rights related thereto, provided that the installment sale contracts, installment promissory notes, security agreements and related rights and assets transferred in such transaction or series of transactions arise from sales or financing of inventory or finished goods directly to retail customers or to Dealers for lease (but not sale) directly to retail customers (and excluding, in any event, all wholesale receivables) and may include, without limitation, installment sale contracts, installment promissory notes and security agreements repurchased from third-party creditors.

        “Securitization Transaction Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Securitization Transaction which is required to be shown as indebtedness on a consolidated balance sheet of Gehl and its Subsidiaries prepared in accordance with GAAP.

        “SPE” means a Person which is a special purpose entity wholly or partially owned by Gehl or any Subsidiary and which is a party to any Qualified Securitization Transaction, substantially all of the assets of which are assets transferred to such Person as a part of or in connection with such Qualified Securitization Transaction and which conducts no business or activity other than its participation in such Qualified Securitization Transaction.

3

        “Successor Servicer” has the meaning specified in Section 8.1.

        “Tangible Net Worth” means Net Worth less the sum of (a) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets and (b) the write-up of assets above cost as a result of a revaluation thereof.

        “Total Capitalization Ratio” means, at any time the same is to be determined, the ratio of (a) Total Funded Debt to (b) the sum of (i) Total Funded Debt and (ii) Net Worth.

        “Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness for Borrowed Money of Gehl and its Subsidiaries at such time, but excluding all Securitization Transaction Indebtedness other than Excess Securitization Transaction Indebtedness, (b) the amount of recourse, as reasonably determined by the Bank Agent, to Gehl or any Subsidiary (other than an SPE) with respect to the assets transferred in any Qualified Securitization Transaction entered into after June 3, 2005, other than that portion of any such recourse reasonably attributable to a portion of such Qualified Securitization Transaction with respect to which the obligations of Gehl and its Subsidiaries constitute Excess Securitization Transaction Indebtedness, and (c) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by Gehl or any of its Subsidiaries or which Gehl or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which Gehl or any of its Subsidiaries has otherwise assured a creditor against loss.

        B.    Financial Tests. The occurrence of any of the following shall constitute a Servicer Event of Termination under the Agreement:

        (1)    Total Capitalization Ratio. The Total Capitalization Ratio shall be greater than 0.50 to 1.0 at any time.

        (2)    Tangible Net Worth. Consolidated Tangible Net Worth of Gehl and its Subsidiaries shall be an amount less than the sum of (x) $100,000,000, plus (y) 50% of cumulative Net Income of Gehl and its Subsidiaries for each fiscal quarter commencing with the fiscal quarter ending June 30, 2005 (without deduction for losses), plus (z) 50% of the aggregate Net Cash Proceeds of equity issuances received by Gehl and its Subsidiaries after the June 3, 2005.

        (3)    Interest Coverage Ratio. As of the last day of each fiscal quarter of Gehl, the Interest Coverage Ratio shall be less than 3.0 to 1.0.

        (4)    Capital Expenditures. Gehl and its Subsidiaries shall incur Capital Expenditures in an amount in excess of $15,000,000 in the aggregate during any fiscal year of Gehl.

4

        (5)    Operating Leases. Gehl and its Subsidiaries shall create, incur or suffer to exist obligations for fixed rentals and other consideration payable by Gehl and its Subsidiaries under operating leases in an aggregate amount in excess of $5,000,000 during any fiscal year of Gehl.

5

Schedule D

Schedule of Receivables as of the date of this Agreement

(attached)

1